UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________________

SCHEDULE 14A INFORMATION

_______________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INMED PHARMACEUTICALS INC.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INMED PHARMACEUTICALS INC.

NOTICE OF ANNUAL GENERAL MEETING

AND

MANAGEMENT INFORMATION CIRCULAR

OCTOBER 28, 2022

This proxy statement and management information circular is dated October 28, 2022, and is first being made available to shareholders on or about October 28, 2022.

INMED PHARMACEUTICALS INC.
Suite 310 – 815 West Hastings St.
Vancouver, British Columbia V6C 1B4

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the annual general meeting (the “Meeting”) of the shareholders (the “Shareholders”) of INMED PHARMACEUTICALS INC. (“InMed” or the “Company”) will be held virtually on Thursday, December 15, 2022 at 2:00 p.m., Pacific Standard Time, for the following purposes:

1.      to receive the audited consolidated financial statements of the Company, together with the auditor’s report thereon, for the year ended June 30, 2022;

2.      to elect five (5) directors of the Company named in the accompanying Proxy Statement and Management Information Circular to hold office until the next annual meeting of the Shareholders of Company or until their successors are duly elected;

3.      to appoint KPMG LLP as the auditor/independent registered public accounting firm of the Company for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors; and,

4.      to transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

This year, as part of its corporate social responsibility in response to COVID-19, and in order to mitigate potential risks to the health and safety of its Shareholders, employees, communities and other stakeholders, the Meeting will be held in virtual only format, which will be conducted via telephone conference. You will not be able to attend the Meeting in person.

Registered Shareholders and validly appointed proxyholders can access the meeting by using registration link below. Once registered you will be provided with dial in details for the call.

Registration link: https://register.vevent.com/register/BI54bd5b4593924388b9bc45180bfdc3e5

The live audio webcast of the Meeting will begin promptly at 2:00 p.m. Pacific Standard Time. Online access to the audio webcast will open 15 minutes prior to the start of the Meeting. We encourage you to access the meeting in advance of the designated start time. Beginning 15 minutes prior to and during the Meeting, we will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. Registered Shareholders who attend the virtual meeting will have an equal opportunity to participate at the Meeting, regardless of their geographic location.

As permitted by Canadian securities regulators and the U.S. Securities and Exchange Commission (“SEC”), the Company has elected to use notice-and-access provisions under National Instrument 54-101 and National Instrument 51-102 and applicable SEC rules (collectively, the “Notice and Access Provisions”) for this Meeting. Notice and Access Provisions are a set of rules developed by the Canadian Securities Administrators and the SEC that reduce the volume of materials that must be physically mailed to shareholders of the Company (“Shareholders”) by allowing the Company to post the Information Circular and any additional materials online. Under Notice and Access Provisions, instead of receiving printed copies of the Meeting materials, Shareholders will receive a Notice-and-Access notification/Notice of Internet Availability of Proxy Materials containing details of the Meeting date, login particulars and purpose, as well as information on how they can access the Meeting materials electronically. Shareholders will also receive a form of Proxy (for registered shareholders) or a Voting Instruction Form (for beneficial shareholders), allowing each shareholder to submit their vote by proxy.

Accompanying this Notice of Meeting is an Information Circular, a form of Proxy, and a financial statements request card whereby shareholders can request to be added to the Company’s supplemental mailing list. The Information Circular provides more detailed information relating to the matters to be addressed at the Meeting and forms part of this Notice. The Information Circular is available at www.inmedpharma.com, at www.sec.gov and under the Company’s profile on SEDAR at www.sedar.com. Any shareholder who wishes to receive a paper copy of the Information Circular should contact the Company by telephone: +1 (604) 669 7207.

The board of directors of the Company (the “Board”) has fixed the close of business on October 24, 2022 (the “Record Date”) for the determination of shareholders who are entitled to receive notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Shareholders who are unable to or who do not wish to attend the Meeting by telephone conference as provided above are requested to read, date and sign the accompanying proxy and deliver it to Computershare Investor Services Inc. (“Computershare”). If a shareholder does not deliver a proxy to Computershare by 2:00 p.m. (Pacific Standard Time) on December 13, 2022 (or at least 48 hours, excluding Saturdays, Sundays and holidays, before any adjournment or postponement of the meeting at which the proxy is to be used) then the shareholder will not be entitled to vote at the Meeting by proxy. The time limit for deposit of proxies may be waived or extended by the Meeting Chair at his or her discretion without notice.

To Vote Your Shares in Advance of the Meeting:

Shareholders are urged to vote by proxy in advance of the Meeting to help ensure that the vote will be represented at the Meeting, by one of the following alternative methods, whether or not the shareholders plan to attend the Meeting:

BY INTERNET:	www.investorvote.com
BY TELEPHONE:	1-866-732-VOTE (8683) Toll Free Registered Shareholders 1-866-734-VOTE (8683) Toll Free NOBO Holders
BY MAIL:	Computershare Investor Services Inc., Proxy Dept. 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 CANADA

DATED at Vancouver, British Columbia, October 28, 2022.

BY ORDER OF THE BOARD

(signed) Eric A. Adams
President & CEO

INMED PHARMACEUTICALS INC.

Suite 310 – 815 West Hastings St.
Vancouver, British Columbia V6C 1B4

PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR

unless otherwise noted, as at October 28, 2022

THE MEETING

This proxy statement and management information circular (the “Information Circular”) is furnished in connection with the solicitation of proxies by the management of InMed Pharmaceuticals Inc. for use at the annual general meeting (the “Meeting”) of its shareholders to be held on December 15, 2022 at the time and place and for the purposes set forth in the accompanying notice of the Meeting.

In this Information Circular, references to the “Company,” “InMed,” “we,” and “our” refer to InMed Pharmaceuticals Inc. “Common Shares” or “Shares” means common shares without par value in the capital of the Company; “Shareholders” means holders of Common Shares; “Beneficial Shareholders” means Shareholders who do not hold Common Shares registered in their own name; “Registered Shareholders” means Shareholders which are registered holders of Common Shares; and “Intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Shareholders.

No person is authorized to give any information or to make any representation other than those contained in this Information Circular and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. The information contained herein is given as of October 24, 2022, except as otherwise indicated. The delivery of this Information Circular shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date of this Information Circular.

All dollar amounts in this Information Circular are in United States dollars unless specifically otherwise indicated.

Effective September 7, 2022, the Company effected a 1-for-25 share consolidation of all its then issued and outstanding Common Shares. As a result of the share consolidation, each 25 of the Company’s Common Shares issued and outstanding pre-share consolidation were automatically combined and converted into one share post-share consolidation. Unless otherwise indicated, all share numbers in this Information Circular, including Common Shares and all securities convertible into Common Shares, give effect to the share consolidation.

Unless the context otherwise requires, all references to the “Meeting” in this Information Circular include all adjournments and postponements thereof.

voting INFORMATION

InMed’s management is using this Information Circular to solicit proxies from Shareholders for use at the Meeting.

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but InMed’s directors, officers and regular employees may also solicit proxies personally or by telephone. InMed will bear all costs of the solicitation, including the printing, handling and mailing of the Meeting materials. InMed has arranged for Intermediaries to forward the Meeting materials to beneficial owners of InMed held of record by those Intermediaries and InMed may reimburse the Intermediaries for their reasonable fees and disbursements in that regard. The Company has not been informed of any persons wishing to oppose the proposals of the Company.

Appointment of Proxyholders

The individuals named in the accompanying form of proxy (the “Proxy”) are directors or officers of InMed. If you are a Shareholder entitled to vote at the Meeting, you have the right to appoint an individual or company other than either of the individuals designated in the Proxy, who need not be a Shareholder, to attend and act for you and on your behalf at the Meeting. You may do so either by striking out the name of the persons named in the Proxy and inserting the name desired of that other individual or company in the blank space provided in the Proxy or by completing and delivering another suitable form of proxy.

The only methods by which you may appoint a person as proxy are submitting a proxy by mail, internet, or fax.

Voting by Proxyholder

If a Shareholder specifies a choice for a matter in the Proxy, and if the Proxy is duly completed and delivered and has not been revoked, the individuals named in the Proxy will vote, or withhold voting, the Common Shares represented thereby in accordance with the choice you specify on any ballot that may be called for. The Proxy confers discretionary authority on the individuals named therein with respect to:

•        each matter or group of matters identified therein for which a choice is not specified;

•        any amendment to or variation of any matter identified therein; and

•        any other matter that properly comes before the Meeting.

In respect of a matter for which a choice is not specified in the Proxy, the individuals named in the Proxy will vote Common Shares represented by the Proxy for the approval of such matter.

Registered Shareholders

If you are a Registered Shareholder, you may wish to vote by proxy whether or not you attend the Meeting. If you wish to submit a Proxy, you must complete, date and sign the Proxy, and then return it to InMed’s transfer agent, Computershare Investor Services Inc. before 2:00 p.m. (PST) on Tuesday, December 13, 2022, or, if the Meeting is adjourned or postponed, the day that is two business days before any reconvening thereof at which the Proxy is to be used, or to the chair of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law. The Chairman of the Meeting may waive the proxy cut-off without notice.

Beneficial Shareholders

The following information is of significant importance to Shareholders who do not hold Common Shares in their own name. Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders.

If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in the Shareholder’s name on the records of InMed. Such Common Shares will more likely be registered under the names of the Shareholder’s broker or an agent of that broker.

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of Shareholders’ meetings. Every Intermediary has its own mailing procedures and provides its own return instructions to clients.

The Information Circular is being sent to both Registered Shareholders and Beneficial Shareholders. There are two kinds of Beneficial Shareholders — those who object to their names being made known to the issuers of securities which they own (called OBOs for Objecting Beneficial Owners), and those who do not object (called NOBOs for Non-Objecting Beneficial Owners).

InMed is taking advantage of National Instrument 54-101 — Communications with Beneficial Owners of Securities of a Reporting Issuer, which permits it to deliver proxy-related materials indirectly to its NOBOs and OBOs. If you are a Beneficial Shareholder and InMed or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the broker or other Intermediary of your Common Shares on your behalf. As a result, NOBOs and OBOs can expect to receive Meeting materials from their Intermediaries via Broadridge Financial Solutions Inc. (“Broadridge”), including a voting information form (“VIF”). Beneficial Shareholders should follow the instructions in the VIF to ensure that their Common Shares are voted at the Meeting. The VIF or form of proxy will name the same individuals as InMed’s Proxy to represent you at the Meeting. You have the right to appoint a person (who need not be a Shareholder of InMed) other than the individuals designated in the VIF, to represent you at the Meeting. To exercise this right, you should insert the name of your desired representative in the blank space provided in the VIF. The completed VIF must then be returned in accordance with the instructions in the VIF. Broadridge then tabulates the results of all instructions received and completed in accordance with the instructions provided in the VIF and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. If you receive a VIF from Broadridge, you cannot use it to vote Common Shares directly at the Meeting — the VIF must be completed and returned in accordance with its instructions, well in advance of the Meeting in order to have your Common Shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your broker, you, or a person designated by you, may attend at the Meeting as proxyholder for your broker and vote your Common Shares in that capacity. If you wish to attend the Meeting and indirectly vote your Common Shares as proxyholder for your broker, or to have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the VIF provided to you and return the same in accordance with the instructions provided in the VIF, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you to attend the Meeting and vote your Common Shares.

In accordance with the requirements of NI 54-101 and SEC Rule 14a-16, the Company is using notice-and-access to send proxy-related materials for use in connection with the Meeting to Beneficial Shareholders using the “indirect” sending procedures set out in NI 54-101 and SEC Rule 14a-16. Accordingly, the Company has distributed copies of the Notice of Internet Availability or, if a Beneficial Shareholder has so requested, proxy materials, in connection with the Meeting to Broadridge to deliver, on behalf of the Intermediaries, to each non-registered Shareholder.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a Registered Shareholder who has given a Proxy may revoke it (a) by executing a proxy bearing a later date, (b) by executing a valid notice of revocation (where a new proxy is not also filed), or (c) personally attending the Meeting and voting the Registered Shareholder’s Common Shares.

A later dated proxy or notice of revocation must be executed by the Registered Shareholder or the Registered Shareholder’s authorized attorney in writing, or, if the Registered Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and delivered to the Proxy Department, Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, or to the address of the registered office of InMed at Suite 310 – 815 West Hastings St., Vancouver, British Columbia, V6C 1B4.

A later dated proxy must be received before 2:00 p.m. (PST) on Tuesday, December 13, 2022, or, if the Meeting is adjourned or postponed, the day that is two business days before any reconvening thereof at which the Proxy is to be used, or to the chair of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law.

A notice of revocation must be received at the Company’s registered office before 2:00 p.m. (PST) on Wednesday, December 14, 2022, or, if the Meeting is adjourned or postponed, the last business day before any reconvening thereof at which the Proxy is to be used, or to the chair of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law.

Only Registered Shareholders have the right to revoke a proxy. Beneficial Shareholders who wish to change their vote must, in sufficient time in advance of the Meeting, arrange for their Intermediaries to change the vote and, if necessary, revoke their proxy.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

Voting Securities and Principal Holders of Voting Securities

Record Date, Quorum and Outstanding Shares

The record date for determining persons entitled to receive notice of and vote at the Meeting is October 24, 2022. Only Shareholders of record as of the close of business on October 24, 2022 are entitled to receive notice of and vote or grant proxies to vote at the Meeting, or any adjournment(s) or postponement(s) thereof, in the manner and subject to the procedures described in this Information Circular and Proxy. Two persons who hold not less than 33⅓% of the issued and outstanding shares of the Company entitled to vote at the Meeting must be present, in person or by proxy, for the transaction of business of the Meeting. This is the quorum for the Meeting. Abstentions and broker non-votes are included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum.

Registered Shareholders or proxyholders representing shareholders participating in the Meeting virtually will be considered to be present in person at the Meeting for the purposes of determining quorum. In the absence of a quorum, the Meeting will be adjourned in accordance with the Company’s articles.

At the close of business on October 24, 2022, 936,761 Common Shares of InMed were issued and outstanding.

Each Shareholder is entitled to one vote per Common Share held on all matters to come before the Meeting. Common Shares of InMed are the only securities of InMed which will have voting rights at the Meeting.

Vote Required

Proposal 1 does not require an approval and therefore there is no voting standard for this proposal. With respect to Proposal 2, assuming the existence of a quorum, each of the director nominees receiving a plurality of the votes of the holders of Common Shares present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. With respect to Proposals 3, the affirmative vote of a simple majority of the Common Shares cast, either in person or represented by proxy, and entitled to vote at the Meeting is required to decide such matters. All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions, withheld votes and broker non-votes. Abstentions represent a shareholder’s affirmative choice to decline to vote on a proposal and withheld votes represent a shareholder’s affirmative choice to decline to vote for a particular director nominee or the re-appointment of KPMG LLP as the auditor for the ensuing year. Properly executed proxy cards that are marked “abstain” or “withhold” on any proposal, as applicable, will be treated as abstentions for that proposal.

Broker non-votes occur when a broker or nominee holding shares for a beneficial owner does not vote on a non-routine proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to such proposal. A broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. The uncontested election of directors (Proposal 2) is considered a non-routine matter. The ratification of the appointment of the independent registered public accounting firm (Proposal 3) is considered a routine matter. If your shares are held by a broker or nominee and you do not provide such voting instructions, your shares will not be voted FOR Proposal 2. Please provide instructions to your brokers or nominee on how to vote your shares. Any Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on any matters to be acted upon at the Meeting.

COMPANY STRUCTURE

InMed was incorporated under the British Columbia Business Corporations Act. InMed has undergone a number of corporate name changes since its incorporation, most recently changing its name to InMed Pharmaceuticals Inc. on October 6, 2014.

The Common Shares of the Company are listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “INM”.

The financial year end of the Company is June 30. The reporting currency of the Company is the United States dollar.

InMed’s head office is located at Suite 310 – 815 West Hastings St., Vancouver, British Columbia V6C 1B4 and its registered office is located at 510 West Georgia Street, Suite 1800, Vancouver, BC V6B 0M3 Canada.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company, nor any person who has held such a position since the beginning of the last completed financial year of the Company, nor any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting other than the election of directors except as otherwise set out herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for compensation arrangements for our directors and executive officers, which are described elsewhere in this circular, or as disclosed below, there have been no related party transactions in our two most recently completed financial years that required disclosure under any applicable Canadian or U.S. securities laws.

On February 11, 2022, the Board appointed Janet Grove as a director of the Company. Ms. Grove is a Partner of Norton Rose Fulbright Canada LLP (“NRF”). From February 11, 2022 to June 30, 2022, NRF rendered legal services in the amount of $86,374 to the Company. These transactions were in the normal course of operations and were measured at the exchange amount which represented the amount of consideration established and agreed to by NRF.

Indemnification Agreements

The Company’s Articles contain provisions limiting the liability of directors and provide that the Company will indemnify each of its directors and officers to the fullest extent permitted under law. In addition, we have entered into an indemnification agreement with each of our directors and our Chief Financial Officer, which requires us to indemnify them.

Policies and Procedures for Transactions with Related Persons

The Company has adopted a written policy that its executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of the Company’s Common Shares and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of its Board or its audit committee (“Audit Committee”). Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of the Company’s Common Shares, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to the Board or the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Board or the Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Indebtedness of Directors and Officers

No current or former director, officer or employee of the Company, or any associate of any such individual, is, or was at any time during the most recently completed financial year, indebted to the Company, nor is any indebtedness of any such person to another entity the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company.

PRINCIPAL HOLDERS OF COMMON SHARES OF INMED

The table below sets forth information known to us regarding the beneficial ownership of the Common Shares as of October 24, 2022 for:

•        each person the Company is aware of beneficially holds more than 5% of the outstanding Common Shares;

•        each of the Company’s directors and named executive officer (“NEOs”); and

•        all of the directors and executive officers as a group.

The number of common shares beneficially owned by a person includes shares subject to options warrants or other convertible securities held by that person that are currently exercisable or that become exercisable within 60 days of October 24, 2022. Percentage calculations assume, for each person and group, that all common shares that may be acquired by such person or group pursuant to options warrants, or other convertible securities held currently exercisable or that become exercisable within 60 days of October 24, 2022 are outstanding for the purpose of computing the percentage of common shares owned by such person or group. However, such unissued common shares described above are not deemed to be outstanding for calculating the percentage of common shares owned by any other person.

Except as otherwise indicated, the persons in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them, subject to community property laws where applicable. The Company does not know of any arrangement, the operation of which may at a subsequent date result in a change in control of us.

Unless otherwise noted, the business address of each of the individuals and entities listed in the table below is Suite 310 – 815 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1B4.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage of Common Shares Beneficially Owned (%)*
Five Percent Shareholders:
Armistice Capital Master Fund, Ltd.	1,628,214	(1)	9.99 (2)
Sabby Volatility Warrant Master Fund, Ltd.	884,341	(3)	4.99 (4)

NEOs and Directors:
Eric A. Adams, MIBS(5)	13,362		1.4%
William J. Garner, MD(6)	365		**
Andrew Hull(7)	1,123		**
Janet Grove(8)	156		**
Bryan Baldasare(9)	109		**
Nicole Lemerond(10)	62		**
Bruce Colwill(11)	5,273		**
Alexandra Mancini(12)	3,491		**
Eric Hsu(13)	4,030		**
All other executive officers as a group(14)	3,113		**
All executive officers and directors as a group (9 persons)	21,781		2.3%

____________

Notes:

*        Based on 936,761 common shares issued and outstanding on October 24, 2022

**      Less than 1%

(1)      Consists of (i) 90,000 common shares, (ii) 313,226 common shares issuable upon presently exercisable pre-funded warrants, (iii) 806,452 common shares issuable upon presently exercisable preferred investment options and (iv) 418,536 common shares issuable upon presently exercisable warrants. The terms of the pre-funded warrants preclude a holder thereof from exercising such holder’s pre-funded warrants, if after giving effect to the issuance of common shares upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 9.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon such exercise. The terms of the preferred investment options and warrants preclude a holder thereof from exercising such holder’s preferred investment option or warrant, if after giving effect to the issuance of common shares upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon such exercise. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC, as the investment manager of Armistice Capital Master Fund Ltd. and (ii) Steven Boyd, as the Managing Member of Armistice Capital, LLC. Armistice Capital, LLC and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address for the foregoing entities is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)      Based solely on the 90,000 common shares beneficially owned and 875 of the 418,536 common shares underlying presently exercisable warrants, and does not include the 313,226 common shares issuable upon presently exercisable pre-funded warrants, the 806,452 common shares issuable upon presently exercisable preferred investment options and 417,661 of the 418,536 common shares issuable upon presently exercisable warrants, the exercise of which pre-funded warrants, preferred investment options and warrants are subject to the beneficial ownership limitations discussed in footnote 1 above and elsewhere in this prospectus.

(3)      Consists of (i) 45,284 common shares, (ii) 260,019 common shares issuable upon exercise of presently exercisable pre-funded warrants and (iii) 576,038 common shares issuable upon exercise of presently exercisable preferred investment options. The terms of the pre-funded warrants and preferred investment options preclude a holder thereof from exercising such holder’s pre-funded warrant or preferred investment option, if after giving effect to the issuance of common shares upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any preferred investment options, 9.99%) of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon such exercise. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(4)      Based solely on the 45,284 common shares beneficially owned and 260,019 common shares issuable upon exercise of presently exercisable pre-funded warrants and does not include 261,619 of the 288,019 common shares issuable upon exercise of presently exercisable pre-funded warrants and the 576,038 common shares issuable upon exercise of presently exercisable preferred investment options, the exercise of which pre-funded warrants and preferred investment options are subject to the beneficial ownership limitations discussed in footnote 3 above and elsewhere in this prospectus.

(5)      Eric A. Adams’ beneficial ownership consists of 2,359 common shares owned directly and 11,003 common shares issuable pursuant to presently exercisable options. Not reflected in the table are 597 common shares beneficially owned by Mr. Adams’ spouse. Mr. Adams disclaims beneficial ownership in the 597 common shares held by his spouse;

(6)      William J. Garner’s beneficial ownership consists of 365 common shares issuable pursuant to presently exercisable options. Not reflected in the table are 152 common shares beneficially owned by Dr. Garners’ spouse. Dr. Garner disclaims beneficial ownership in the 152 common shares held by his spouse;

(7)      Andrew Hull’s beneficial ownership consists of 758 common shares owned directly and 365 common shares issuable pursuant to presently exercisable options;

(8)      Janet Grove’s beneficial ownership consists of 156 common shares issuable pursuant to presently exercisable options;

(9)      Bryan Baldasare’s beneficial ownership consists of 109 common shares issuable pursuant to presently exercisable options;

(10)    Nicole Lemerond’s beneficial ownership consists of 62 common shares issuable pursuant to presently exercisable options;

(11)    Bruce Colwill’s beneficial ownership consists of 461 common shares owned directly and 4,812 common shares issuable pursuant to presently exercisable options. Mr. Colwill resigned from his position as the Chief Financial Officer effective March 31, 2022, and transitioned to the role of an advisor of the company until June 30, 2022;

(12)    Alexandra Mancini’s beneficial ownership consists of 240 common shares owned directly and 3,251 common shares issuable pursuant to presently exercisable options;

(13)    Eric Hsu’s beneficial ownership consists of 51 common shares owned directly and 3,979 common shares issuable pursuant to presently exercisable options;

(14)    The beneficial ownership of all other executive officers as a group consists of 21 common shares owned directly and 3,092 common shares issuable pursuant to presently exercisable options.

PARTICULARS OF MATTERS TO BE ACTED UPON

PROPOSAL 1: PRESENTATION OF FINANCIAL STATEMENTS

The Company’s audited consolidated financial statements for the fiscal year ended June 30, 2022, including the related management’s discussion and analysis and auditors report will be presented to Shareholders at the Meeting. No vote will be taken with respect to the audited annual financial statements and receipt of the audited annual financial statements will not constitute approval or disapproval of any matters referred to therein. These documents are available under the Company’s profile on SEDAR at www.sedar.com, at www.sec.gov, the Company’s website at www.inmedpharma.com, and copies may be obtained from the Company upon request.

PROPOSAL 2: ELECTION OF DIRECTORS

The Board presently consists of six (6) directors. The Board is nominating five (5) individuals to stand for election as directors at the Meeting. After serving on the Board of the Company since May 2016, Dr. Garner has informed the Company of his decision not to stand for re-election. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The term of office of each of the present directors expires at the Meeting. The Board proposes to nominate the persons named below for election as directors of the Company at the Meeting. In accordance with the Articles of the Company, each director elected will hold office until the next annual general meeting of the shareholders of the Company or until their successor is duly elected or appointed, unless such office is earlier vacated in accordance with the Articles or such director becomes disqualified to act as a director pursuant to the Business Corporations Act (British Columbia).

Except where authority to vote on the Election of Directors is withheld, unless otherwise indicated, the named proxyholders will vote “FOR” the election of each of the proposed nominees set forth above as directors of the Company.

The following table and notes thereto sets forth the name of each person proposed to be nominated by the Board for election as a director, the municipality in which they are ordinarily resident, all offices of the Company now held by them, the period of time for which they have been a director of the Company, and the number of common shares beneficially owned by them, directly or indirectly, or over which they exercise control or direction, as at the date hereof:

Name and Address of Nominee and Present Position with Company	Principal Occupation During the Last Five Years	Director Since	Number of Approximate Voting Securities(1)
Nicole Lemerond(3)(4)(6) New York, USA Director	Director of GeoVax Labs, August 2022 to present; Managing Partner of NV Capital, February 2010 to August 2022.	August 8, 2022	Nil
Janet Grove(3)(5)(6) British Columbia, Canada Director

Partner Norton Rose Fulbright Canada LLP and its predecessor firm in Vancouver (October 2008 to present), including being appointed as Head of Canadian Life Sciences and Healthcare Group (2018 to present) and former Vancouver Managing Partner; Board of Genome BC (June 2020 to present); member of the Audit and Assurance Standards Council of Canada (July 2018 to present); Vice President and Corporate Counsel, QLT Inc. (August 2000 to February 2008)

		February 11, 2022	Nil
Bryan Baldasare,(3)(4)(6) Ohio, USA Director

Hilltop Basic Resources, Inc. – January 2022 to present – Vice President, Chief Financial Officer and Treasurer. Meridian Bioscience, Inc. – April 2000 to December 2021; October 2019 to December 2021 – EVP, CFO and Secretary; July 2019 to September 2019 – SVP, Interim CFO, Corporate Controller and Treasurer; January 2018 to June 2019 – SVP, Corporate Controller and Treasurer. April 2000 to December 2017 – various management and senior management positions in Accounting and Finance

		May 12, 2022	Nil
Andrew Hull(3)(4)(5)(6) Illinois, USA Director

Vice President of Global Alliances, Takeda Pharmaceuticals (April 2014 – April 2018); Chairman, Illinois Biotechnology Industry Organization (2 terms); former member of Kenyon College Board of Trustees; Director of Zucara Therapeutics (March 2019 – March 2020).

		September 12, 2016	758 Common Shares
Eric. A. Adams(2) British Columbia, Canada President & CEO Director	President and Chief Executive Officer of InMed (June 16, 2016 – present).	June 16, 2016	2,360 Common Shares

____________

Notes:

(1)      Voting securities beneficially owned, directly or indirectly, or over which control or direction is exercised.

(2)      Not an independent director because he is an executive officer of InMed.

(3)      Independent director.

(4)      Denotes member of the Audit Committee. Mr. Baldasare is currently the Chair of the Audit Committee. All members of the Audit Committee are independent.

(5)      Denotes member of the Compensation Committee. Mr. Hull is currently the Chair of the Compensation Committee. All members of the Compensation Committee are independent.

(6)      Denotes member of the Nominating and Governance Committee. Ms. Grove is currently the Chair of the Nominating and Governance Committee. All members of the Nominating and Governance Committee are independent.

Profile of the Board

Eric A. Adams (also President and Chief Executive Officer) (Age: 59)

Mr. Adams has been the President and Chief Executive Officer, and a Director of InMed since 2016. Mr. Adams is a seasoned biopharmaceutical executive with over 30 years’ experience in company and capital formation, global market development, mergers and acquisitions, licensing and corporate governance. During the period from 2011 to 2016, Mr. Adams served as a mentor and senior consultant to several biopharmaceutical and innovative technology companies. He previously served as Chief Executive Officer and Director at EnGene Inc. between 2004 and 2011. Prior to EnGene, he held senior roles in global market development with QLT Inc., Advanced Tissues Science Inc., Abbott Laboratories, and Fresenius AG. He is a dual citizen of Canada and the United States and holds a Master of International Business degree from the University of South Carolina and a Bachelor’s degree in Chemistry from the University of Southern Indiana. Mr. Adams makes valuable contributions to the Board based on his extensive international business development experience in a wide range of disease categories and contributions to growing several organizations across the pharmaceutical and medical device arenas.

Nicole Lemerod (Age: 47)

Ms. Lemerond has been a director of the company since August 2022. Nicole Lemerond is a financial executive with over 25 years of experience in investment management, private equity, investment banking and leveraged finance.

She has significant experience executing complex transactions, managing diligence processes, raising capital and structuring balance sheets. Throughout her career, Ms. Lemerond has worked with public and private company management teams and boards to increase stakeholder value. She established and led healthcare groups at leading investment firms and has also worked at several large financial institutions, including Lehman Brothers and The Carlyle Group.

Ms. Lemerond holds a Bachelor of Science degree from Cornell University and is a CFA charterholder.

Ms. Lemerond makes valuable contributions to our Board based on her extensive experience in investment management and her experience working with management teams to increase stakeholder value.

Janet Grove (Age: 55)

Ms. Grove has served as a member of the Board since February 2022. Ms. Janet Grove is a corporate lawyer and partner at Norton Rose Fulbright Canada LLP where she is Canadian head of their Life Sciences and Healthcare Group. Janet was previously managing partner of Vancouver based law firm, Bull, Housser & Tupper LLP and led Bull, Housser in its merger discussions with global law firm, Norton Rose Fulbright.

She then served as managing partner of Norton Rose Fulbright’s Vancouver office until her term expired at the end of 2019. She was named one of Canada’s Top 100 Most Powerful Women in 2017 by Women’s Executive Network and appointed Queen’s Counsel in 2020. Ms. Grove also currently serves on the board of Genome BC and sits on the Audit and Assurance Council of Canada. She is also a former Chair and director of St. John Ambulance Vancouver Branch and a former director of Canadian Business for Social Responsibility. In 2000, Janet joined the legal team at a Canadian biotechnology company then listed on the TSX and Nasdaq, where she was a member of the company’s executive management team. She held a number of roles, including the position of Vice-President and Corporate Counsel, Corporate Secretary, and Business Ethics Officer prior to returning to private practice in 2008.

Ms. Grove makes valuable contributions to our Board based on her extensive managerial experience and experience in the life sciences sector.

Bryan Baldasare (Age: 56)

Mr. Baldasare has been a member of the Board since May 2022. Mr. Baldasare is a well-rounded biotech executive with wealth of experience in finance and accounting, financial planning and analysis, treasury management, commercial operations and mergers and acquisitions.

Mr. Baldasare spent over 20 years at Meridian Bioscience, most recently as Chief Financial Officer where during his tenure, grew its revenues by over 500%, developed and launched dozens of new products, expanded into a diversified global business with 15 sites in 10 countries. Mr. Baldasare is currently the CFO at Hilltop Companies, a leading supplier to the construction industry. Prior to Meridian, Mr. Baldasare spent over 10 years in public accounting at Arthur Andersen LLP.

Mr. Baldasare has a Bachelor’s degree in Business Administration from the University of Cincinnati.

Mr. Baldasare makes valuable contributions to our Board based on his financial and accounting expertise and his experience as an executive in the biotechnology sector.

Andrew Hull (Age: 59)

Mr. Hull has been a director of the company since September 2016. Mr. Hull most recently served as Vice President, Global Alliances for Takeda Pharmaceuticals from 2014 to 2018, where he was responsible for maximizing the success of Takeda’s growing number (40+) of commercial and research and development partnerships with many of the industry’s leading pharmaceutical and biotech companies. In previous roles as Senior Vice President, Marketing, and of Senior Vice President, Business Development and Strategic Product Planning, Mr. Hull led marketing and commercial development of Takeda’s U.S. portfolio of over $3 billion. Additionally, he held positions of increasing responsibility at Immunex and Abbott Laboratories. Mr. Hull received a Bachelor’s Degree in Biology from Kenyon College in 1985. He also recently served as a member of the Board of the Illinois Biotechnology Industry Organization, where he served two terms as Chairman, and recently was a member of the Kenyon College Board of Trustees. Mr. Hull recently served as a Director of Zucara Therapeutics. Mr. Hull makes valuable contributions to the Board based on his over 30 years of experience in various commercial and business development roles with leading pharmaceutical and biotech companies. Mr. Hull has been a director of the Company since September 2016.

Board Diversity Matrix (As of October 24, 2022)

The following table summarizes certain self-identified personal characteristics of our directors as of October 24, 2022. Each of the categories listed in the table below has the definition provided in Nasdaq Rule 5605(f).

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

Majority Voting Policy

The Board has adopted a policy (the “Majority Voting Policy”) providing for majority voting in Director elections at any meeting where an “uncontested election” of directors is held. An “uncontested election” means an election where the number of nominees for election as directors is equal to the number of directors to be elected.

Pursuant to the Majority Voting Policy, the forms of proxy circulated in connection with a meeting of Shareholders at which an election of directors is conducted will provide Shareholders with the ability to vote in favour of, or to withhold from voting for, each director nominee. If the number of proxy votes withheld for a particular Director nominee is greater than the votes in favour of that nominee, the Director nominee is required to submit his or her resignation to the Chair of the Board. Following receipt of a resignation, the Governance Committee will consider whether to accept the offer of resignation and recommend to the Board whether or not to accept it. Absent exceptional circumstances, the Board will accept the resignation of the directors in question and will, in any case, publicly disclose a decision within 90 days following the applicable meeting of Shareholders. If a resignation is accepted, the Board may, in accordance with the Company’s Articles and the British Columbia Business Corporations Act, appoint a new director to fill the vacancy created by the resignation, reduce the size of the Board, leave the vacancy open, call a special meeting to fill the vacancy, or any combination of the foregoing. In the event that any Director who received a greater number of proxy votes withheld than votes in favour of such Director’s election does not tender his or her resignation in accordance with the Majority Voting Policy, they will not be re-nominated by the Board.

Policies and Terms of Reference

In addition to the Majority Voting Policy, the Board has adopted an Auditor Services Pre-Approval Policy, an Insider Trading Policy, Corporate Disclosure Policy, Related Person Transaction Approval Policy, Code of Conduct, Whistle Blower Policy and Terms of Reference for the Board, Chair of the Board, Audit Committee, and Compensation Committee, the text of each of which can be found on the Company’s website at https://www.inmedpharma.com/about/corporate_governance/.

Corporate Cease Trade Orders, Bankruptcies, Penalties, Sanctions or Individual Bankruptcies

To the knowledge of the Company, no nominees for election as a director of the Company:

a)      is at the date of this Information Circular, or has been, within 10 years before the date of this Information Circular, a director, chief executive officer or chief financial officer of any company (including the Company) or has been, or acted in that capacity for a company that:

(i)     was subject, to a cease trade or similar order or an order that denied the relevant company access to any exemptions under securities legislation, that was in effect for a period of more than 30 consecutive days (collectively, an “Order”); when such Order was issued while the person was acting in the capacity of a director, chief executive office or chief financial officer of the relevant company; or

(ii)    was subject to an Order for that was issued after such person ceased to be a director, chief executive officer or chief financial officer of the relevant company, and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive office or chief financial officer of the relevant company; or

b)      is, as at the date of this Information Circular, or has been within 10 years before the date of the Information Circular, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

c)      has, within the 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director; or

d)      has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

e)      has been subject to any penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Shareholder Proposals and Nominations for the 2023 Annual General Meeting

Any proposals of holders of common shares intended to be presented pursuant to Rule 14a-8 (“Rule 14a-8”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the annual general meeting of Shareholders to be held in 2023 must be received by the Company, addressed to the Secretary of the Company at Suite 310 – 815 West Hastings St., Vancouver, British Columbia V6C 1B4, by June 30, 2023 to be considered for inclusion in the Company’s proxy statement and information circular and form of proxy related to such meeting.

After September 13, 2023, notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board for the Company’s 2023 annual general meeting may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

Shareholders intending to nominate a person for election as a director at the annual general meeting of Shareholders to be held in 2023 must comply with the requirements set forth in our Articles and any applicable requirements under the British Columbia Business Corporations Act. In addition to any other requirements under applicable laws, our Articles require, among other things, that our Secretary receive notice, in proper written form (as defined in our Articles), from the shareholder of record not less than 30 days nor more than 65 days prior to the date of the annual general meeting of Shareholders, provided, however, that if the annual general meeting of Shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement (as defined in our Articles) of the date of the annual general meeting was made, notice by the nominating shareholder may be made not later than the close of business on the 10th day following the date of such first public announcement. The notice must be in proper form and contain the information required by our Articles, a copy of which is available upon request to our Secretary, as well as on EDGAR.

Communications with the Board of Directors

Individuals may communicate with the Board by submitting a letter addressed to the member or members of the Board to whom the communication is directed, care of the Company’s Secretary, at Suite 310 – 815 West Hastings St., Vancouver, British Columbia, V6C 1B4. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review.

Director Independence

The Board has undertaken a review of its composition, the composition of its committees and the independence of current directors and considered whether any current director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of its directors (other than Mr. Adams) is “independent” as that term is defined under the applicable rules of the SEC and Nasdaq and Canadian securities laws. In addition, the Board has determined that the directors who comprise the Audit Committee, Compensation Committee, and Nominating and Governance Committee, satisfy the independence standards for those committees established by applicable SEC and Nasdaq rules and Canadian securities laws.

Leadership Structure

The Company currently separates the roles of Chief Executive Officer and Chairman of the Board. The Board believes that having an independent, non-executive chairman increases the independent oversight of the Company and enhances the Board’s objective evaluation of the Chief Executive Officer; provides the Chief Executive Officer with an experienced sounding board in the Chairman; and, provides an independent spokesperson for the Company.

Eric A. Adams was appointed to the role of Chief Executive Officer and President in June 2016. Mr. Adams has been with the Company for six years and has been a key player in driving the Company’s growth including of its research and development programs, strengthening the leadership team, implementing capital strategy and ensuring effectiveness of operations. The Board believes Mr. Adams’ primary role should be to lead the strategic initiatives and capital market activities of the Company.

William Garner, MD was appointed Chair of the Board (the “Chair”) in May 2016 and will not be standing for re-election. The Chair is expected to organize the Board activities to enable the Board to effectively guide, oversee and hold management accountable. To fulfill that role, the Chair is expected to create and maintain an effective working relationship with the Chief Executive Officer and other members of the Board; provide the Chief Executive Officer on-going direction as to Board needs, interests and opinions; and ensure that the Board agenda is appropriately directed to the matters of greatest importance to the Company. The Chair is expected to preserve the distinction between management and oversight, ensuring that management develops a corporate strategy and the Board reviews and expresses its views on the corporate strategy. In addition, the Chair’s roles include but are not limited to the following: (i) advising the Chief Executive Officer as to an appropriate schedule of Board meetings, (ii) seeking to ensure that the directors can perform their duties responsibly while not interfering with on-going Company operations, (iii) approving, with the Chief Executive Officer, an agenda and the meeting schedules for the Board and Board Committee meetings, (iv) advising the Chief Executive Officer as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management for the directors to perform their duties, (v) calling meetings of the directors, and (vi) acting as the principal liaison between the directors and the Chief Executive Officer on sensitive issues.

Risk Management

The Board plays an active role, as a whole and also at the committee level, in overseeing the management of the risks. The Board is responsible for general oversight of risks and regular review of information regarding the risks, including operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to the executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to credit, liquidity, accounting matters and financial reporting. The Nominating and Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks.

Anti-Hedging Policy

Under the Company’s Insider Trading Policy, executive officers and directors of the Company are not permitted to purchase financial instruments (including prepaid variable contracts, equity swaps, collars or units of exchange funds) that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held directly or indirectly by the executive officer or director. See “Executive Compensation — Compensation Governance and Risk Assessment” for additional details.

Committees of our Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which operates pursuant to a written charter adopted by our Board. Our Board may also establish other committees from time to time to assist the Board. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations. Each committee has a charter, which is available on our website at https://www.inmedpharma.com.

Nominating and Governance Committee

The Nominating and Governance Committee is appointed by the Board to ensure that the Board is appropriately constituted to meet its fiduciary obligations to the Company and its shareholders. The Nominating and Governance Committee assists in monitoring and shaping the corporate governance of the Company and assists the Board in connection with Board nominations matters. The Nominating and Governance Committee evaluates the structure and membership of the Board and its committees and assesses the qualifications of prospective nominees to the Board. In evaluating director candidates, the Nominating and Governance Committee considers factors it deems relevant, including, at a minimum, each member and nominee’s general understanding of marketing, finance, accounting, research and development, business development or other elements relevant to the success of a publicly traded company in the current business environment, understanding of the business on an operational level, integrity, education and professional background, and willingness to devote time to the Board’s duties.

In addition, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound business judgment using their diversity of experience, including the differences in viewpoints and skills in various areas. The Nominating and Governance Committee oversees Chief Executive Officer and senior management succession planning. The process focuses on building management depth, considers continuity and stability within the Company, and responds to the Company’s evolving needs and changing circumstances.

The Nominating and Governance Committee focuses on improving the diversity of the Board, although the Nominating and Governance Committee does not have a formal written policy regarding diversity of director nominee candidates to specifically consider diversity in regards to ethnicity, gender, race, or age in assessing the qualifications of director nominees.

The Nominating and Governance Committee periodically reviews and assesses the adequacy of the Company’s Code of Conduct and makes recommendations to the Board regarding any amendments, modifications or waivers of the provisions thereof. A copy of the most up-to-date version of the Company’s Code of Conduct is available within the “Investors” section on the Company’s website located at https://www.inmedpharma.com/about/corporate_governance/ and on SEDAR at http://www.sedar.com. A copy of the Code of Conduct is also available free of charge in print to any shareholder upon written request to Suite 310 – 815 West Hastings St., Vancouver, British Columbia, V6C 1B4, Canada, Attention: Secretary. The Company will post amendments to the Code of Conduct or waivers of the same for directors and executive officers on the “Investors” section on the Company’s website located at https://www.inmedpharma.com/about/corporate_governance/.

The Nominating and Governance Committee is currently composed of five members of the Board, each of whom meets the independence requirements under the applicable listing standards of Nasdaq, the SEC rules and the applicable Canadian securities laws. The Nominating and Governance Committee was formerly composed of Ms. Sazdanoff (Chair), Mr. Cutler, Dr. Garner and Mr. Hull and is currently composed of Ms. Grove (Chair), Mr. Hull, Ms. Lemerond, Dr. Garner and Mr. Baldasare. The Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s website. The Nominating and Governance Committee met four times during the fiscal year ended June 30, 2022.

Shareholders desiring to make recommendations for candidacy to the Board in future years should submit such recommendations to the Secretary of the Company at Suite 310 – 815 West Hastings St., Vancouver, British Columbia, V6C 1B4, Canada. The Nominating and Governance Committee will, as a policy, evaluate candidates properly proposed by shareholders in the same manner as all other candidates.

Audit Committee

The Audit Committee assists the Board in overseeing and monitoring the Company’s financial reporting process, compliance with legal and regulatory requirements and the Company’s internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in the charter adopted by the Board, which is available on the Company’s website at https://investors.inmedpharma.com/corporate-governance. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm.

The Audit Committee is currently composed of three members of the Board, each of whom meets the independence requirements under the applicable listing standards of Nasdaq, the SEC rules and the applicable Canadian securities laws. The Audit Committee was formerly composed of Mr. Cutler (Chair), Ms. Sazdanoff and Mr. Hull and is currently composed of Mr. Baldasare (Chair), Mr.Hull and Ms. Lemerond. The Audit Committee met four times during the fiscal year ended June 30, 2022. Our Board has determined that each member of the Audit Committee is “independent” as that term is defined in Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, our Board has determined that each member of the Audit Committee meets the heightened independence requirements for Audit Committee members required under Section 10A of the Exchange Act and related SEC and Nasdaq rules. Our Board has determined that Mr. Baldasare is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee

Details regarding the Compensation Committee are set forth under “Executive Compensation — Compensation Committee.”

Meetings

The following attendance records relate to meetings of the Board, and the committees, held during the most recently completed financial year of the Company (including regularly scheduled and special meetings).

Meetings of the Board:
William Garner	8/9
Catherine Sazdanoff	2/2
Adam Cutler	9/9
Eric A. Adams	9/9
Andrew Hull	9/9
Janet Grove	7/7
Bryan Baldasare	3/3

Meetings of the Audit Committee:
Adam Cutler	4/4
Catherine Sazdanoff	2/3
Andrew Hull	4/4
William Garner	1/1

Meetings of the Compensation Committee:
Andrew Hull	4/4
William Garner	2/4
Catherine Sazdanoff	2/3
Janet Grove	1/1

Meetings of the Nominating and Governance Committee:
William Garner	2/4
Catherine Sazdanoff	2/3
Adam Cutler	4/4
Andrew Hull	4/4
Janet Grove	1/1

Currently, we do not maintain a formal policy regarding director attendance at annual general meetings; however, it is expected that, some of our directors will attend the Meeting virtually. Two of our directors attended the annual general meeting of shareholders of the Company held in 2021.

The Board unanimously recommends that the Shareholders vote “FOR” the election of each proposed Director.

Unless contrary instructions are indicated on the Form of Proxy or the voting instruction form, or such authority is withheld, the persons designated in the accompanying Form of Proxy or voting instruction form intend to vote “FOR” the election, as Director, of the persons whose names are set forth above and identified in the accompanying Form of Proxy or the voting instruction form, as applicable.

EXECUTIVE OFFICERS

The following sets forth certain information concerning our executive officers.

Name	Age	Position(s)
Executive Officers
Eric A. Adams, MIBS	59	Director, Chief Executive Officer and President
Brenda Edwards	59	Interim Chief Financial Officer
Michael Woudenberg	53	Chief Operating Officer
Alexandra Mancini	70	Senior Vice President, Clinical & Regulatory Affairs

The following is a biographical summary of the experience of our executive officers, with the exception of Eric A. Adams, whose biographical summary is set forth under the caption “Proposal 2: Election of Directors — Profile of the Board”.

Brenda Edwards

Ms. Edwards has served as our Interim Chief Financial Officer since April 2022. Ms. Edwards has over 20 years of experience serving as a Chief Financial Officer in both public and private companies. Prior to joining us, Ms. Edwards served as Chief Financial Officer of Ames Tile & Stone Ltd., a retailer/ wholesaler of building products. Previously, Ms. Edwards served as Chief Financial Officer in multiple technology, biotechnology, manufacturing and health and wellness companies including Frontier Group of Companies Inc., DTI Dental Technologies Inc. and Sears Health Food & Fitness Shops.

Ms. Edwards is experienced in mergers and acquisitions, managing high growth environments and has raised more than $100 million in capital. Ms. Edwards holds a Bachelor of Commerce from Concordia University and is a member of the American Institute of Certified Public Accountants and the Chartered Professional Accountants of Canada.

Michael Woudenberg

Mr. Woudenberg joined us in 2018 with more than 20 years of successful drug development, process engineering, Good Manufacturing Practice manufacturing and leadership experience. He brings valuable expertise in the development, technology transfer and commercialization of APIs and drug products. Mr. Woudenberg previously served as our Senior Vice President of Chemistry, Manufacturing and Controls, until his appointment as our Chief Operating Officer in July 2022. Prior to joining us in 2018, Mr. Woudenberg held various positions within 3M, Cardiome Pharma, Arbutus Biopharma and most recently as the Managing Director of Phyton Biotech, LLC. His experience includes process and formulation development from lab/preclinical products through the various stages of clinical development to validated and successfully approved and inspected commercial APIs and drug products. Additionally, he has extensive experience with regards to regulatory inspections (e.g. FDA, European, Australian, Korean, Japanese, Canadian) and their related chemistry, manufacturing and control requirements from clinical to commercial production of approved products.

Mr. Woudenberg received his Bachelor of Science, Chemistry, and Bachelor of Engineering Science, Chemical, at Western University of London, Ontario, Canada.

Alexandra Mancini

Ms. Mancini has been our head of Clinical and Regulatory Affairs since October 2016. Ms. Mancini has more than 30 years of global biopharmaceutical R&D experience, overseeing a wide range of drug development activities, with a particular emphasis on clinical development and regulatory affairs. Prior to joining us, she served as an executive with numerous biotech companies, including as Senior Vice President of Clinical & Regulatory Affairs at Sirius Genomics, where her responsibilities included identifying and managing external resources for medical expertise in sepsis, clinical data management and statistical theory, programming and analyses. Prior to joining Sirius Genomics, Ms. Mancini served as Senior Vice President of Clinical & Regulatory Affairs at INEX Pharmaceuticals, and as Vice President of Regulatory Affairs at QLT Inc.

Ms. Mancini holds a Master of Science degree from the University of Toronto.

Executive Compensation

This Compensation Discussion and Analysis describes the objectives and design of the Company’s compensation program for the 2022 named executive officers (NEOs), who are as follows:

Eric. A. Adams	President and Chief Executive Office.
Alexandra Mancini	Senior VP, Clinical & Regulatory Affairs
Eric Hsu	Senior VP, Preclinical Research and Development
Bruce Colwill	Former Chief Financial Officer & Secretary Resigned effective March 31st 2022

Compensation Discussion and Analysis

General

The Company is committed to growing its business over the long-term. As a result of the competitive nature of the industry in which the Company operates, executives have significant career mobility and as a result, the competition for experienced executives is great. The existence of this competition and the need for talented and experienced executive officers to realize the Company’s business objectives underlies the design and implementation of the Company’s compensation programs. At the same time, the Company seeks to keep its approach to compensation simple and streamlined to reflect the growing but still relatively small size of the Company.

For the purpose of this Statement of Executive Compensation:

“compensation securities” includes stock options, convertible securities, exchangeable securities and similar instruments granted or issued by the company or one of its subsidiaries for services provided or to be provided, directly or indirectly, to the company or any of its subsidiaries;

“NEO” or “named executive officer” means, as an “emerging growth company,” as such term is defined in the rules promulgated under the Securities Act of 1933, amended, (i) each individual who served as the principal executive officer during the fiscal year ended June 30, 2022, (ii) the Company’s two most highly compensated executive officers (other than the principal executive officer) in respect of their service to the Company for fiscal year 2022, who were serving as executive officers of the Company on June 30, 2022 and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the individual was not serving as an executive officer of the Company on June 30, 2022.

“Underlying securities” means any securities issuable on conversion, exchange or exercise of compensation securities.

Unless otherwise indicated, references to “$” or “United States dollars” are to United States dollars. Canadian dollars are referred as “Canadian dollars” or “C$”.

Objectives

The objectives of the Company’s compensation program are to:

•        attract and retain qualified executive officers via a competitive compensation package;

•        incentivize executive officers to deliver strong business performance;

•        align the interests of the executive officers with the interests of Shareholders to create Shareholder value by ensuring a significant portion of executive compensation is dependent upon individual and overall business performance; and

•        ensure the executive compensation program is simple to communicate and administer.

InMed’s compensation program is designed to reward personal competencies as they pertain to the specific position for which the person is employed and overall contribution to building the company’s business including the science and the R&D pipeline towards commercialization.

As such, the Company has included several factors to assist in developing its compensation philosophy:

•        Using a consistent compensation structure among executive officers to encourage aligned goals;

•        Including financial regulatory compliance as a performance metric to encourage accountability, as and when appropriate;

•        Compensation in line with the company’s financial position;

•        Incentive plan awards that include long-term metrics to avoid short-sighted decisions;

•        Anti-hedging policies in order to prohibit directors and senior management from directly or indirectly hedging against future declines in the securities of the Company; and

•        Periodically retaining independent compensation consultants to provide benchmarks and additional perspective.

While the Company’s objective is to reward for performance and remain competitive in the marketplace for executive talent, the Company carefully considers the expense of compensation and benefits in relation to the Company’s consolidated budget and financial strength as significant factors in determining compensation levels.

The Company intends to keep its compensation program simple to communicate and administer by focusing on base salary, short-term incentives, and long-term incentives. Directors and executive officers are encouraged to increase their ownership interest in the Company in order to, among other things, better align their interests with those of Shareholders. See “Executive Compensation — Elements of Compensation”. The Company does not currently have a pension plan.

Compensation Principles

The Company’s overall approach to compensation is to provide senior executives with total compensation that is generally competitive with compensation provided to individuals working in similar positions in the biopharmaceutical industry in Canada and the United States. To best define what a ‘competitive compensation package’ would be, the Company undertook a comprehensive analysis of its compensation practices during 2020. At the behest of the Board, the Compensation Committee engaged an external consulting agency, AON/Radford, to advise on its approach to compensation for executives and the Board. The results of this exercise are detailed in the sections below.

In determining all aspects of executive compensation, the Compensation Committee/Board engages in discussion with the CEO and CFO to align compensation with the skill set, experience, and performance of the executive team members. The Compensation Committee/Board also rely on input from third party assessments in determining compensation ranges for each executive. Current compensation targets have been established utilizing the AON/Radford compensation assessment undertaken by the Company in 2020. The assessment included several variables across comparable companies in the pharmaceutical industry to determine a proper compensation range for each executive. Variables included (but were not limited to): size of the company (as measured by number of employees), stage of company pipeline development (bio/pharma pre-commercial), market capitalization of the company, amount of invested capital, private vs. public entities, etc. Once a range was determined for each position, the employee’s specific compensation level was set based on variables such as experience and importance to the overall corporate success.

The AON/Radford compensation assessment determined the most similar industry comparables to arrive at a competitive compensation level. The assessment included data from a total of 48 public, pre-commercial biopharmaceutical companies with under 50 employees and market capitalization less than $300 million.

This assessment benchmarked the 25th, 50th and 75th percentile of salary levels, cash bonus levels (% of base salary), and equity levels. The Compensation Committee is currently aiming to target cash compensation (salaries plus bonus) somewhat below the 25th percentile and equity-based compensation at the 50th percentile of this benchmark data set. The net effect is to conserve cash for R&D programs based on lower cash compensation of this benchmark while strongly aligning executive interests with those of shareholders by establishing significant equity-based compensation levels.

Compensation Components

There are three main elements of InMed’s executive compensation program: base salary, annual performance-based cash bonus, and equity-based awards in the form of stock options that reflect the Company’s operating results as well as achievement of significant strategic initiatives. Equity-based awards enable the Company to attract and retain executive talent by aligning the executives’ interests with the Company’s long-term corporate objectives. Additionally, the Company offers to all employees extended health insurance. In certain instances, employee expenses for other minor business-related expenses are reimbursed (cell phones, parking, etc.).

Base Salary

The Company’s executives are currently compensated based on fixed, or ‘base’, salary paid semi-monthly in arrears. In establishing salaries for the Company’s Chief Executive Officer and other executive officers, consideration is given to salary ranges for comparable positions in similar size and stage biotechnology companies. Data for such comparisons is obtained from the evaluation of compensation against industry peers including those with a similar market capitalization and in the business of biotechnology. In setting salaries within competitive ranges, the Company considers performance related factors including the Company’s overall results during the past year and its performance relative to a budgeted plan or stated objectives. Consideration also is given to an individual’s contribution to the Company and the accomplishments of departments for which that officer has management responsibility, and the potential for future contributions to the Company. Overall, salaries are currently targeted somewhat below the 25th percentile. Over time, the Company intends to move towards the 25th percentile.

Cash Bonus

A cash bonus system has been developed by the Company to encourage the achievement of critical success factors, or goals, of the Company. The target bonus level is determined by position and typically ranges from 30%-40% of base salary for the Company’s executives with the Chief Executive Officer having a target bonus of 50%. Goals are determined by the direct supervisor of each employee, in discussion with the Chief Executive Officer and, ultimately, the Compensation Committee and Board.

The goals for each position are split into two segments: Task Achievement and Personal Effectiveness. The Task portion is heavily weighted (75%) and aligns with the overall corporate objectives. The Personal Effectiveness (25%) portion analyzes several criteria for each employee such as Initiative, Problem Solving, Teamwork, Integrity, and Leadership, among other criteria. Scoring for both sections are combined to determine what percentage of the employee’s target bonus will be paid, if any.

An example:

Task Achievement (50/75) + Personal Effectiveness (23/25) = Goal Achievement Score (73%);

Goal Achievement Score (73%) x Target Bonus (30%) x Base Salary ($100,000) = Cash Bonus ($21,900)

The payment of cash bonuses to employees, if any, is based on several factors as determined by the Board. Key elements include:

•        The Company’s financial position. As determined solely by the Board, the Company’s current cash position relative to anticipated R&D expenditures, ability to raise additional capital and other factors play a large role in the payment of any bonuses to any employees.

•        Achievement of critical goals. Should the company fail to reach its key corporate strategic goals, as defined by the Board, then the payment of any cash bonuses to any employee, regardless of their specific role within the company, may be negatively impacted such that the Board may determine that no bonuses be paid to anyone.

•        As outlined above, Task Achievement and Personal Effectiveness.

Additionally, the Board has the sole discretion to award a bonus to any individual employee beyond the target bonus amount based on significantly exceeding their goals, or through accomplishment of objectives well beyond the scope of their role.

Share-based and option-based awards

The Compensation Committee believes that equity-based compensation is an important component of InMed’s overall compensation structure. Based on the data from the recent compensation assessment, the Compensation Committee has determined that in order to present executives with a competitive package, the equity positions (via stock option grants) needed to target company ownership levels at the 50th percentile to offset the lower range of salaries. The Compensation Committee believes this approach will better align executives with the long-term prospects of the Company.

In accordance with the Compensation Committee’s charter, any equity award to employees is recommended by the Compensation Committee and submitted for approval by the full Board. In addition to regularly scheduled grants, the Chief Executive Officer may make a recommendation for other grants (referred to herein as “off-cycle grants”) in situations where InMed is seeking to attract a senior level hire, recognize employees for certain achievements or in other special circumstances.

Annual and Off-Cycle Stock Option Grants

The Committee believes that establishing fixed grant dates for the award of equity grants as the Company move forward is an important practice to ensure the consistency of the award granting process. Accordingly, each annual grant and off-cycle grant of equity-based compensation shall be awarded as follows:

•        Annual Grant. A grant of equity-based compensation awards for employees shall be approved annually by the Compensation Committee/Board.

•        Off-Cycle Grants. Off-cycle grants shall be recommended in writing by the Chief Executive Officer to the Compensation Committee/Board and shall be granted on an as-needed basis throughout the year.

•        Other Awards. With respect to awards other than the annual grant or off-cycle grants, the date the Compensation Committee acts to approve an award, or such later specified date as the Compensation Committee shall designate in the approval, shall be used as the grant date of the award for purposes of InMed’s equity compensation plans. If action is taken by written consent in lieu of a meeting, the date of the Compensation Committee action shall be the date that the last Compensation Committee member has executed the consent.

Director Compensation

Director compensation is limited strictly to non-management directors. InMed’s director compensation philosophy is as follows:

•        To provide a compensation level that will attract exceptionally experienced and skilled candidates and encourage them to play an active role in the strategic development of the Company;

•        To compensate for Board work and work on Board committees; and

•        To provide stock-based compensation to align director compensation with increases in long-term shareholder value.

Stock-Based Compensation

In addition to any stock options granted to new directors upon becoming a member of the Board, on an annual basis and immediately after election of directors at each annual general meeting, each non-management director shall be granted stock options, priced as of the close of market on the date of the Company’s annual general meeting, vesting 100% on the one year anniversary of the grant date or immediately prior the following year’s annual general meeting, whichever is sooner, and expiring five years after date of grant.

Annual Cash Retainers

Prior to March 1, 2021, each non-employee director received an annual retainer of $25,000 per year paid quarterly in arrears. Additionally, the Chair of the Board received an additional $25,000 per year paid quarterly in arrears. Effective March 1, 2021, each non-employee director’s annual retainer was increased to $35,000 per year and the Chair of the Board’s additional retainer remained unchanged at $25,000 per year.

For committee participation, directors are eligible to receive up to an additional $15,000 per year paid quarterly in arrears, assuming a minimum of two committee memberships. There are no incremental fees for chairing a committee.

On May 11, 2022 a 10% reduction in directors fees was passed by the Board, effective for the third and fourth quarters of fiscal year 2022 and for the 2023 fiscal year. The total annual retainer for each non-employee director was reduced to $45,000 per year, paid quarterly in arrears, which includes committee participation. Additionally, the Chair of the Board will receive an additional $22,500 per year paid quarterly in arrears.

There are no other compensation elements for directors such as meeting fees and per diems. If a Director travelled on behalf of the Company, they are reimbursed for reasonable out-of-pocket expenses.

The following table summarizes Director compensation as at June 30, 2022:

InMed Directors (all figures in US$)	Annual Director Fees (inclusive of committee membership) ($)	Annual Chairman Fee ($)	Committee(1)	Total Annual Fees
William Garner, MD	45,000	22,500	C, G	67,500
Adam Cutler	45,000	Nil	A, G	45,000
Andrew Hull	45,000	Nil	A, C, G	45,000
Janet Grove(2)	45,000	Nil	C, G	45,000
Bryan Baldasare(2)	45,000	Nil	A, G	45,000
Catherine Sazdanoff	31,000	Nil	A, C, G	31,000
Eric A. Adams	Nil	Nil	None	Nil

____________

Note:

(1)      A = Audit; C = Compensation; G = Governance and Nomination. Bold = Current Chair

(2)      Directors Fees are on an annual basis. Ms. Grove and Mr. Baldasare joined the Board in February 2022 and May 2022 and as such, received a pro-rated fee for the financial year 2022 (refer to page 33 for details).

Compensation Committee

The Compensation Committee acts on behalf of the Board to determine and approve the compensation of executive officers of the Company and to provide oversight of the Company’s global compensation philosophy. The committee oversees the Company’s compensation plans, including equity compensation plans and plans applicable to directors and senior management. The purpose of the Compensation Committee is also to establish a plan of continuity for executives and other key employees, and to ensure a broad plan of executive compensation is established that is competitive and incentivizing in order to attract and retain the executive management and other key employees of InMed and to oversee compliance by Executive Management with the Company’s Code of Conduct.

The Compensation Committee is currently comprised of three members, all of whom are “independent” under the applicable rules and regulations of the SEC and Nasdaq and applicable Canadian securities laws. During fiscal year ended June 30, 2022, Mr. Hull (Chair), Ms. Sazdanoff and Dr. Garner served on the Compensation Committee. Currently, Mr. Hull (Chair), Ms. Grove and Dr. Garner, serve on the Compensation Committee. Each of these individuals has extensive executive experience in biotech and pharmaceuticals companies, has been involved in establishing compensation for executive level employees, and has direct experience in negotiating executive employment agreements. Additionally, they have been entrusted on behalf of their respective organizations to make important strategic decisions as they pertain to proper resource allocation to maximize the likelihood of corporate success.

Any Compensation Committee member may be removed or replaced at any time by the Board and shall cease to be a member upon ceasing to be a director of the Company. Each member shall hold office until the close of the next annual meeting of shareholders of the Company or until the member resigns or is replaced, whichever first occurs.

The Compensation Committee met four times during the fiscal year ended June 30, 2022. The Compensation Committee is required to meet at least annually, but currently meets at least quarterly. Additional meetings may be held as deemed necessary by the Committee Chair or as requested by any member. A quorum for the transaction of business at all meetings of the Compensation Committee is a majority of the authorized number of members. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in case of an equality of votes the Chair shall have a second casting vote.

The Chair of the Compensation Committee shall:

(a)     Call and conduct the meetings of the Compensation Committee.

(b)    Be entitled to vote to resolve any ties.

(c)     Prepare and forward to members of the Compensation Committee the agenda for each meeting of the Compensation Committee, and include, in the agenda, any items proposed for inclusion in the agenda by any member of the Compensation Committee.

(d)    Review with the Chief Executive Officer the Company’s policies and strategies in determining the compensation of its Executive Management.

(e)     Engage, on behalf of the Compensation Committee and the Board, independent consultants to advise the Compensation Committee on the compensation strategies and policies of the Company.

(f)     Appoint a secretary to take minutes of the meetings of the Compensation Committee.

(g)    Ensure that the Compensation Committee meetings are conducted in an efficient, effective and focused manner.

Subject to the powers and duties of the Board, the Board has delegated to the Compensation Committee the following powers and duties to be performed by the Compensation Committee on behalf of and for the Board. The Compensation Committee shall:

(a)     Review the organizational structure and report any significant organizational changes, along with the Compensation Committee’s recommendations, to the Board.

(b)    Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those corporate goals and objectives, and determining (or making recommendations to the Board with respect to) the Chief Executive Officer’s compensation level based on this evaluation.

(c)     Review the compensation philosophy and guidelines for Executive Management, for recommendation to the Board for its consideration and approval.

(d)    Review and recommend the compensation of each member of Executive Management and report its broad conclusions to the Board for its consideration and approval.

(e)     Recommend to the Board for consideration and approval any short-term incentive plan, long term incentive plan, stock option plan, omnibus securities-based compensation or other incentive plan, pension plan or employee benefit plan to be granted to Executive Management and guidelines with respect thereto.

(f)     With respect to the granting of securities-based compensation to Executive Management:

i.       in conjunction with management, administer such incentive plans or other benefit plans as determined and established by the Board to be granted to Executive Management;

ii.      review management’s recommendations for and, subject to confirmation by the Board, approve the granting of securities-based awards under any incentive plan to Executive Management and other key employees of the Company and its direct and indirect subsidiaries; and

iii.     suggest and review any amendments which the Compensation Committee considers necessary to any incentive plan and make recommendations to the Board with respect to those amendments; provided, however, that all amendments to such plans shall be subject to the consideration and approval of the Board.

(g)    Recommend the directors’ compensation plan to the Board.

(h)    Within any guidelines established by the Board:

(i)     in conjunction with management, administer the matching contribution plan, if any; and

(ii)    suggest and review any amendments which the Compensation Committee considers for the matching contribution plan, if any, and make recommendations to the Board for the consideration and approval of the Board; provided, however, that all amendments to such plans be subject to the consideration and approval of the Board.

(i)     Subject to the approval of the Board, review and approve benefits other than those applicable to employees generally to be granted to Executive Management including levels and types of benefits.

(j)     Approve and recommend to the Board any changes in the benefit provisions of any pension plan.

(k)    Consider and make recommendations to the Board for its approval all matters concerning incentive awards, perquisites and other remuneration matters with respect to Executive Management.

(l)     Oversee the selection of and terms of reference for outside consultants to review the Executive Management and Board compensation programs as appropriate.

(m)   With respect to board of directors of unrelated corporations which operate for profit and which compensate members of their board and/or significant commitments with respect to non-profit organizations:

(i)     review a limit on the number of such board on which individual members of senior management may participate;

(ii)    receive notice of proposed membership by a member of senior management and upon consultation with the Chief Executive Officer have a right to object to such membership; and

(iii)   confirm in writing, through the Chief Executive Officer, to such member of senior management that the Company shall not indemnify the employee nor be exposed to liability with respect to the employee’s participation on such board.

(n)    Review and approve executive and Board compensation disclosure in the annual information circular and other disclosure documents before such information is publicly disclosed.

(o)    Have such other powers and duties as delegated to it by the Board.

(p)    The Compensation Committee may annually develop a calendar of activities or forward agenda to be undertaken by the Compensation Committee for each ensuing year and to submit the calendar/agenda in the appropriate format to the Board following each annual general meeting of shareholders.

The Compensation Committee shall report to the Board at its next regular meeting all such action it has taken since the previous report.

The Compensation Committee is authorized to request the presence at any meeting, but without voting rights, of a representative from the external advisors, senior management, legal counsel or anyone else it considers to be able contribute substantively to the subject of the meeting and assist in the discussion and consideration of the business of the Committee, including directors, officers and employees of the Company. The Compensation Committee Charter is available on the Company’s website at https://investors.inmedpharma.com/corporate-governance.

Compensation Governance and Risk Assessment

The Board and the Compensation Committee have not formally considered the implications of the risks associated with the Company’s compensation policies and practices. Although the Company does not have formal policies specifically targeting risk-taking in a compensation context, the practice of management and the Board is to consider all factors relating to an executive officer’s performance, including any risk mitigation efforts or excessive risk-taking, in determining compensation. Such risks, however, are mitigated by the Board’s active involvement at the strategic level of the Company’s businesses, including:

•        annual approval of the Company’s operational and capital budgets and results;

•        frequent discussions between Board members and with management; and

•        approval of business opportunities as they arise, including a review of the partnering process and undertaking of due diligence.

The Board’s oversight helps to ensure proper monitoring of the level of risk-taking by management. This allows the Board to be responsive to management’s potential bias towards achieving short-term goals at the expense of long-term sustainability and Shareholders’ value. Furthermore, the Compensation Committee and the Board can use their discretion when assessing both an individual NEO’s and the Company’s overall performance.

InMed has developed an Employee Handbook that contains corporate policies and guidelines for professional behaviour. The Company policies and practices apply to all employees, regardless of title. These guidelines include Code of Conduct, Terms of Reference for Board of Directors and all Committees, and policies for corporate disclosure, insider trading, whistle blower.

Under the Company’s Insider Trading Policy, executive officers and directors are not permitted to purchase financial instruments (including prepaid variable contracts, equity swaps, collars or units of exchange funds) that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held directly or indirectly by the executive officer or Director. Specifically, to the issue of hedging/speculation in the Company’s securities, the Insider Trading Policy states:

Speculating in Securities.

Directors, officers, and employees of the Company shall not:

(i)     short-sell securities of the Company or its affiliates (i.e., sell securities that they do not yet own), except in limited circumstances permitted by corporate and securities laws; and

(ii)    buy put options, or sell call options, on securities of the Company or its affiliates.

In fiscal year 2022, the Compensation Committee did not identify any significant risks arising from the Company’s executive compensation programs that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to the named executive officers during the fiscal years ended June 30, 2022 and June 30, 2021:

Name and principal position	Fiscal year	Salary(1) ($)	Bonus(1)(2) ($)	Option-based awards(3) ($)	All other compensation ($)	Total compensation ($)
Eric A. Adams	2022	363,168	—	105,200	Nil	468,368
President, Chief Executive Officer and Director	2021	327,809	160,627	246,725	Nil	735,161
Alexandra Mancini	2022	261,027	—	29,456	Nil	290,483
Senior Vice President, Clinical & Regulatory Affairs	2021	252,346	84,788	69,083	Nil	406,217
Eric Hsu	2022	253,461	—	29,456	Nil	282,917
Senior Vice President, PreClinical R&D	2021	244,327	84,659	69,083	Nil	398,069
Bruce Colwill(4)	2022	244,683	—	50,496	Nil	295,179
Former Chief Financial Officer	2021	273,597	123,941	118,428	Nil	515,966

____________

Notes:

(1)      Salaries and bonuses were paid in Canadian dollars, and have been converted from Canadian dollars to United States dollars using a conversion rate of C$0.7798 to $1.00 for fiscal year ended June 30, 2021 (being the rate for Canadian dollars in terms of the United States dollar on June 30, 2021, as quoted by the Bank of Canada) and C$0.7760 to $1.00 for fiscal year ended June 30, 2022 (being the rate for Canadian dollars in terms of the United States dollar on June 30, 2022, as quoted by the Bank of Canada).

(2)      As determined at the sole discretion of the Board of Directors, the Company was not on sufficient financial footing to consider paying cash bonuses to employees for the financial year 2022, despite an overall strong performance across the organization.

Bonus achievement in the financial year 2021 was as follows:

The CEO had a target bonus of 50% of salary. The CEO achieved 71/75 of predetermined goals (tasks) as a result of the Company’s and NEO’s performance, where there was some deviation from plan on the timing of the Phase 2 clinical trial preparations for INM-755, specific goals for IntegraSyn development and investors and public relations initiatives. Achievement of personal effectiveness was 22% and an additional 5% was awarded based on achievement of the BayMedica acquisition and fundraising efforts. Total achievement was 98% of target bonus.

The CFO had a target bonus of 40% of salary. The CFO achieved 73/75 goals (tasks) and saw a slight deduction based on investor and public relations initiatives. Achievement of personal effectiveness was 21% and an additional 5% was awarded based on achievement of the BayMedica acquisition and fundraising efforts. Total achievement was 99% of target bonus. Mr. Colwill received an additional $15,596 bonus for his outstanding work on the Company Nasdaq IPO.

The SVP of Preclinical Research had a target bonus of 35% of salary. The SVP of Preclinical Research achieved 73/75 goals (tasks) with a reduction as a result of the delays in IntegraSyn development timelines. Achievement of personal effectiveness was 23% and an additional 3% was awarded based on the SVP’s role in the BayMedica acquisition. Total achievement was 99% of target bonus.

The SVP of Clinical and Regulatory Affairs had a target bonus of 35% of salary. The SVP of Clinical and Regulatory Affairs achieved 72/75 goals (tasks) with a reduction based on the timing of the report finalization in preparation for the Phase 2 clinical trials. Achievement of personal effectiveness was 24%. Total achievement was 96% of target bonus.

For each NEO, 50% of the final bonus amount was paid in July 2021 and 50% was recorded in financial year 2021 and payable upon successful completion of a fundraising event, which was required in order to place the Company on secure financial footing necessary for bonus payments. These remaining amounts were paid in August, 2021.

(3)      The amounts reported represent the aggregate grant date fair value of the stock options granted, computed in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received upon the exercise of the stock options or any sale of the underlying common shares. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

(4)      Mr. Colwill resigned from his position as the Chief Financial Officer effective March 31, 2022, and transitioned to the role of advisor to the company until June 30, 2022.

The Company, during the most recently completed year ended June 30, 2022, had the following formal employment agreements with its NEOs. See “Termination and Change of Control” for further details.

Eric A. Adams

The Company entered into an employment agreement with Mr. Adams, effective June 16, 2016 providing for compensation at an initial annual base salary of C$120,000. The employment agreement provided that Mr. Adams’ base salary would increase upon the achievement of certain capital raising initiatives. Upon achievement of these milestones, Mr. Adams’ base salary increased to C$220,000 effective November 1, 2016, and further increased to C$280,000 effective March 1, 2017. Effective January 1, 2018, the Board approved an increase in Mr. Adams’ base salary to C$320,000 per annum. After the Board completed a compensation assessment, effective April 1, 2018, Mr. Adams’ base salary was increased to C$380,000 per annum and was again reviewed and increased to C$387,500 effective July 1, 2019. On March 1, 2021, in conjunction with the development of an updated form of employment agreement with each then current employee of the Company, the Company entered into a new employment agreement with Mr. Adams at which time his base salary was increased to C$480,000. On April 1, 2022, the Company implemented a reduction in base salaries for all employees, including an across-the-board base salary reduction of 10% for all senior executives and as a result, Mr. Adams’ salary was reduced to C$432,000. On July 15, 2022, Mr. Adams voluntarily implemented a further 20% reduction in his base salary until further notice and as a result, Mr. Adams’ salary was reduced to C$345,600. Consistent with his previous employment agreement, his new employment agreement provides that he is eligible to be considered for an annual discretionary bonus which will be subject to the approval of the Board and the compensation committee of the Board, in their sole discretion, on an annual basis in accordance with the annual performance and compensation review process. Additionally, other benefits include eligibility to participate in the insurance benefits plan, if any, and vacation entitlement of 30 days per calendar year.

Alexandra Mancini

Effective October 28, 2016, the Company entered into an employment agreement with Ms. Mancini providing for an initial base salary of C$140,000 for a part-time commitment. On April 1, 2018, Ms. Mancini’s base salary was increased to C$225,000 for a 75% time commitment and on January 1, 2019, her base salary was increased to C$300,000 for a 100% time commitment. Effective July 1, 2019, her salary was increased to C$309,000. On March 1, 2021, in conjunction with the development of an updated form of employment agreement with each then current employee of the Company, the Company entered into a new employment agreement with Ms. Mancini at which time her base salary was increased to C$345,000. On April 1, 2022, the Company implemented a reduction in base salaries for all employees, including an across-the-board base salary reduction of 10% for all senior executives and as a result, Ms. Mancini’s salary was reduced to C$310,500. Consistent with her previous employment agreement, her new employment agreement provides that she is eligible to be considered for an annual discretionary bonus which will be subject to approval of the Board and the compensation committee thereof, in their sole discretion, on an annual basis in accordance with the annual performance and compensation review process. Additionally, other benefits include eligibility to participate in the insurance benefits plan, if any, and vacation entitlement of 30 days per calendar year.

Eric Hsu

The Company entered into an employment agreement with Mr. Hsu, effective March 8, 2018, providing for compensation at an initial annual base salary of C$140,000 for a part-time commitment. On September 1, 2018, Mr. Hsu’s base salary was increased to C$224,000 for an 80% time commitment and on March 1, 2019, his base salary was increased to C$290,000 for a 100% time commitment. Effective July 1, 2019 and January 1, 2021, his base salary was increased to C$298,700 and C$313,700, respectively. On March 1, 2021, in conjunction with the development of an updated form of employment agreement with each then current employee of the company, the Company entered into a new employment agreement with Mr. Hsu at which time his base salary was increased to C$335,000. Consistent with his previous employment agreement, his new employment agreement provides that he is eligible to be considered for an annual discretionary bonus which will be subject to the approval of the Board and the compensation committee thereof, in their sole discretion, on an annual basis in accordance with the annual performance and compensation review process. Additionally, other benefits include eligibility to participate in the insurance benefits plan, if any, and vacation entitlement of 30 days per calendar year. On April 1, 2022, the Company implemented a reduction in base salaries for all employees, including an across-the-board base salary reduction of 10% for all senior executives and as a result, Mr. Hsu’s salary was reduced to C$301,500. On July 15, 2022, Mr. Hsu signed an agreement to voluntarily reduce his base salary to C$241,200 for an 80% time commitment. Apart from this amendment, all other terms and conditions of his employment will remain the same.

Bruce Colwill

The Company entered into an employment agreement with Mr. Colwill, effective August 9, 2019, providing for compensation at an initial annual base salary of C$310,000. On March 1, 2021, in conjunction with the development of an updated form of employment agreement with each then current employee of the Company, the Company entered into a new employment agreement with Mr. Colwill at which time his base salary was increased to C$400,000. Consistent with his previous employment agreement, his new employment agreement provided that he would be eligible to be considered for an annual discretionary bonus which would be subject to the approval of the Board and the compensation committee thereof, in their sole discretion, on an annual basis in accordance with the annual performance and compensation review process. Additionally, other benefits included eligibility to participate in the insurance benefits plan, if any, and vacation entitlement of 30 days per calendar year. Mr. Colwill resigned from his position as the Chief Financial Officer, effective March 31, 2022, and transitioned to the role of advisor to the company until June 30, 2022, earning C$15,313 in consulting fees through June 30, 2022.

Incentive Plan Awards

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by the NEOs as of June 30, 2022:

	Option Awards(23)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Exercise Price ($)		Expiration Date
Eric A. Adams	545	(2)	—		992	(1)	3/8/2023
	1,818	(3)	—		653	(1)	5/16/2023
	1,139	(4)	—		279	(1)	5/27/2024
	3,750	(5)	1,250	(5)	75	(1)	12/15/2025
	1,250	(6)	3,750	(6)	35		10/17/26
Alexander Mancini	61	(7)	—		992	(1)	3/8/2023
	485	(8)	—		653	(1)	5/16/2023
	121	(9)	—		327	(1)	1/21/2024
	485	(10)	—		279	(1)	5/27/2024
	1,050	(11)	350	(11)	75	(1)	12/15/2025
	350	(12)	1,050	(12)	35		10/17/26
Eric Hsu	545	(13)	—		992	(1)	3/8/23
	152	(14)	—		653	(1)	5/16/2023
	327	(15)	—		525	(1)	8/31/2023
	309	(16)	—		384	(1)	3/4/2024
	545	(17)	—		279	(1)	5/27/2024
	1,050	(18)	350	(18)	75	(1)	12/15/2025
	350	(19)	1,050	(19)	35		10/17/2027
Bruce Colwill	1,136	(20)	76	(20)	173	(1)	8/9/2024
	1,800	(21)	600	(21)	75	(1)	12/15/2025
	600	(22)	1,800	(22)	35		10/17/2026

____________

Notes:

(1)      The option exercise price has been converted from Canadian dollars to United States dollars using a conversion rate of C$0.7760 to $1.00, being the rate for Canadian dollars in terms of the United States dollar on June 30, 2022, as quoted by the Bank of Canada.

(2)      These options vested as to 25% after 6 months from the March 8, 2018 grant date, 25% after 12 months from the March 8, 2018 grant date, 25% after 18 months from the March 8, 2018 grant date and 25% after 24 months from the March 8, 2018 grant date.

(3)      These options vested as to 25% after 6 months from the May 16, 2018 grant date, 25% after 12 months from the May 16, 2018 grant date, 25% after 18 months from the May 16, 2018 grant date and 25% after 24 months from the May 16, 2018 grant date.

(4)      These options vested as to 25% after 6 months from the May 27, 2019 grant date, 25% after 12 months from the May 27, 2019 grant date, 25% after 18 months from the May 27, 2019 grant date and 25% after 24 months from the May 27, 2019 grant date.

(5)      These options vested or will vest as to 25% after 6 months from the December 16, 2020 grant date, 25% after 12 months from the December 16, 2020 grant date, 25% after 18 months from the December 16, 2020 grant date and 25% after 24 months from the December 16, 2020 grant date.

(6)      These options vested or will vest as to 25% after 6 months from the October 18, 2021 grant date, 25% after 12 months from the October 18, 2021 grant date, 25% after 18 months from the October 18, 2021 grant date and 25% after 24 months from the October 18, 2021 grant date.

(7)      These options vested over the 24 month period following the March 8, 2018 grant date.

(8)      These options vested over the 24 month period following the May 16, 2018 grant date.

(9)      These options vested as to 25% after 6 months from the January 21, 2019 grant date, 25% after 12 months from the January 21, 2019 grant date, 25% after 18 months from the January 21, 2019 grant date and 25% after 24 months from the January 21, 2019 grant date.

(10)    These options vested as to 25% after 6 months from the May 27, 2019 grant date, 25% after 12 months from the May 27, 2019 grant date, 25% after 18 months from the May 27, 2019 grant date and 25% after 24 months from the May 27, 2019 grant date.

(11)    These options vested or will vest as to 25% after 6 months from the December 16, 2020 grant date, 25% after 12 months from the December 16, 2020 grant date, 25% after 18 months from the December 16, 2020 grant date and 25% after 24 months from the December 16, 2020 grant date.

(12)    These options vested or will vest as to 25% after 6 months from the October 18, 2021 grant date, 25% after 12 months from the October 18, 2021 grant date, 25% after 18 months from the October 18, 2021 grant date and 25% after 24 months from the October 18, 2021 grant date.

(13)    These options vested as to 25% after 6 months from the March 8, 2018 grant date, 25% after 12 months from the March 8, 2018 grant date, 25% after 18 months from the March 8, 2018 grant date and 25% after 24 months from the March 8, 2018 grant date.

(14)    These options vested as to 25% after 6 months from the May 16, 2018 grant date, 25% after 12 months from the May 16, 2018 grant date, 25% after 18 months from the May 16, 2018 grant date and 25% after 24 months from the May 16, 2018 grant date.

(15)    These options vested as to 25% after 6 months from the August 31, 2018 grant date, 25% after 12 months from the August 31, 2018 grant date, 25% after 18 months from the August 31, 2018 grant date and 25% after 24 months from the August 31, 2018 grant date.

(16)    These options vested as to 25% after 6 months from the Mar 4, 2019 grant date, 25% after 12 months from the Mar 4, 2019 grant date, 25% after 18 months from the Mar 4, 2019 grant date and 25% after 24 months from the Mar 4, 2019 grant date.

(17)    These options vested as to 25% after 6 months from the May 27, 2019 grant date, 25% after 12 months from the May 27, 2019 grant date, 25% after 18 months from the May 27, 2019 grant date and 25% after 24 months from the May 27, 2019 grant date.

(18)    These options vested or will vest as to 25% after 6 months from the December 16, 2020 grant date, 25% after 12 months from the December 16, 2020 grant date, 25% after 18 months from the December 16, 2020 grant date and 25% after 24 months from the December 16, 2020 grant date

(19)    These options vested or will vest as to 25% after 6 months from the October 18, 2021 grant date, 25% after 12 months from the October 18, 2021 grant date, 25% after 18 months from the October 18, 2021 grant date and 25% after 24 months from the October 18, 2021 grant date.

(20)    These options vested as to 25% after 12 months from the August 9, 2019 grant date, 25% after 18 months from the August 9, 2019 grant date, 25% after 24 months from the August 9, 2019 grant date and 76 stock options will vest every 3 months commencing 27 months after the date of the August 9, 2019 grant date

(21)    These options vested or will vest as to 25% after 6 months from the December 16, 2020 grant date, 25% after 12 months from the December 16, 2020 grant date, 25% after 18 months from the December 16, 2020 grant date and 25% after 24 months from the December 16, 2020 grant date.

(22)    These options vested or will vest as to 25% after 6 months from the October 18, 2021 grant date, 25% after 12 months from the October 18, 2021 grant date, 25% after 18 months from the October 18, 2021 grant date and 25% after 24 months from the October 18, 2021 grant date.

(23)    These figures have been adjusted to reflect the consolidation of the Company completed on September 7, 2022, whereby the Company consolidated its issued and outstanding share capital on the basis of one (1) post-consolidation share for each twenty five (25) pre-consolidation common shares of the Company previously held.

Stock Option Plan

Pursuant to the Stock Option Plan, approved by the shareholders of the Company at the Company’s special meeting on March 24, 2017 and amended on November 20, 2020 (the “Option Plan”), the Board may, from time to time, in its discretion and in accordance with the exchange requirements, grant to directors, officers, employees and consultants of Company (the “Optionee”), non-transferable options to acquire Common Share (the “Options”) to purchase Common Shares, provided that the number of Common Shares reserved for issuance will not exceed twenty percent (20%) of the issued and outstanding Common Shares at the date the Options are granted (on a non-diluted basis), exercisable for a period of up to ten (10) years from the date of grant.

The exercise price and the term of Options are determined by the Board and are subject to approval by the exchange. However, the exercise price cannot be lower than the greater of the closing market prices of the Common Shares on the trading day prior to the date of grant of the Options and the date of grant of the Options.

In the event an Optionee dies prior to the expiry of his option, his legal representatives may, by the earlier of:

a)      one year from the date of the Optionee’s death (or such lesser period as may be specified by the Board at the time of granting the option); and

b)      the expiry date of the option; exercise any portion of such option.

If an Optionee ceases to be a director, officer, employee or consultant for any reason other than death, his Option shall terminate as specified by the Board at the time of granting the Option, and all rights to purchase Common Shares under such Option shall cease and expire and be of no further force or effect.

Subject to exchange policies, if any Option granted under the Option Plan shall expire or terminate for any reason without having been exercised in full, such unexercised Options shall become available for future Option grants under the Option Plan.

The Board may amend the Option Plan, subject to, as the case may require, the approvals of the exchange, or the Optionees who have been granted Options.

The full text of the Option Plan is available at www.sec.gov and will be supplied free of charge to Shareholders upon written request made directly to the Company at its registered head office located at Suite 310 – 815 West Hastings St., Vancouver British Columbia, V6C 1B4, Attention: President and Chief Executive Officer.

Pension Plan Benefits

During the Company’s most recently completed financial year, the Company and its direct and indirect subsidiaries did not have a defined benefit plan, deferred contribution plan, deferred compensation plan or pension plan.

Termination and Change of Control Benefits

The Company does not have any pension or retirement plan which is applicable to the NEO’s. The Company has not provided compensation, monetary or otherwise, during the most recently completed fiscal year ended June 30, 2022, to any person who now or previously has acted as an NEO of the Company, in connection with or related to the retirement, termination or resignation of such person, and the Company has provided no compensation to any such person as a result of a change of control of the Company. In the case of resignation, retirement or termination of employment with cause, every NEO contract provides there will be no severance payment made. However, the NEO would be entitled to any vacation due.

The Company has employment agreements with its NEOs which include termination and change of control provisions as described herein below. The change of control provisions recognize the critical nature of these positions and the individuals involved and the requirement to protect the individuals from disruption to their engagement in the event of a change of control of the Company. The change of control provisions are designed to treat the individuals in a manner consistent with industry standards for executives in similar positions.

For the purposes of the employment agreements with the NEOs, “Change in Control” is defined as (i) the sale of all or substantially all of the assets of the Company to an unrelated person or entity; (ii) a merger, reorganization, or consolidation involving the Company in which the shares of the voting stock outstanding immediately prior to the transaction represent or are converted into or exchanged for securities of the surviving or resulting entity that immediately upon completion of the transaction, represents 51% or less of the outstanding voting power of the surviving or resulting entity; (iii) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a person or group of persons; or (iv) any other acquisition of the business of the Company, as determined by the Board (but any public offering by the Company or another capital raising event, or a merger effected solely to change the Company’s domicile does not constitute a Change of Control).

For the purposes of the employment agreements with the NEOs and in the context of a Change of Control, “Good Reason” is defined as the occurrence of any of the following events without the NEO’s prior written consent: (i) a change in the NEO’s position which materially reduces the NEO’s responsibilities from the responsibilities in effect immediately prior to the Change of Control; (ii) a reduction by the Company of the NEO’s base salary or target bonus percentage, except for an across-the-board salary reduction affecting all senior executives of the Company; or (iii) a relocation of the NEO’s principal place of employment by more than 30 kilometres.

The employment agreements with the NEOs provide that if, following a Change of Control, the Company terminates the NEO’s employment with the Company without cause or the NEO resigns from his/her employment with the Company for Good Reason, then the NEO will be entitled to a Change in Control Severance Amount.

The actual amounts that a Named Executive Officer would receive upon termination of employment can only be determined at the time of termination and is based on the number of months of base salary at that time. The following table provides a description of the severance requirements and the estimated corresponding value that the Named Executive Officers that were employed by the Company at the end of the financial year would have received if the termination had occurred on June 30, 2022:

	Termination without cause		Change of Control
	Description(1)	Value ($)(2)	Description(1)	Value ($)(2)
Eric A. Adams President, Chief Executive Officer and Director	24 month’s salary plus Average Bonus Payment	877,100	24 month’s salary plus Average Bonus Payment	877,100
Alexandra Mancini Senior VP, Clinical & Regulatory Affairs	12 month’s plus one month base salary plus Average Bonus Payment	364,608	12 month’s salary plus Average Bonus Payment	342,298
Eric Hsu Senior VP, Preclinical R&D	12 month’s salary plus Average Bonus Payment	329,776	12 month’s salary plus Average Bonus Payment	329,776

____________

(1)      Average Bonus Payment is equal to the average of the actual bonus payments, if any, made to the named executive officer from the previous three calendar years preceding the date of termination, pro-rated for the then current year up to and including the date of termination.

(2)      All amounts have been converted from Canadian dollars to United States dollars using a conversion rate of C$0.7760 to $1.00, being the closing rate for Canadian dollars in terms of the United States dollar on June 30, 2022, as quoted by the Bank of Canada.

(3)      Mr. Colwill resigned from his position as the Chief Financial Officer, effective March 31, 2022, and transitioned to the role of an advisor of the Company until June 30, 2022. As such he has been excluded from the above table. Mr. Colwill did not receive any payments in connection to his resignation, other than those applicable by law.

Director Compensation

The Company currently pays cash compensation to non-management directors as outlined in the earlier section “Director Compensation — Annual Cash Retainers”. In addition, the directors are reimbursed for expenses occurred in carrying out their duties as directors and are granted stock options.

The Company has a formalized Option Plan for the granting of incentive stock options to the officers, employees and directors. The purpose of granting such options is to assist the Company in compensating, attracting, retaining and incentivizing the directors of the Company and to closely align the personal interests of such persons to that of the shareholders. The granting of incentive options allows the Company to reward directors’ efforts to increase value for shareholders without requiring the Company to use cash from its treasury.

The following table summarizes the compensation of the directors for the fiscal year ended June 30, 2022. Ms. Lemerond joined the Board in August 2022 and is not included in the below table. We do not provide separate compensation to our directors who are also our employees, such as Mr. Adams, our President and Chief Executive Officer. Mr. Adams’ compensation as our principal executive officer in fiscal year 2022 is set forth under “— Summary Compensation Table.”

Name	Fees earned ($)	Option-based awards(1) ($)	Total compensation ($)
William J. Garner(2)	71,250	5,891	77,141
Adam Cutler(3)	47,500	5,891	53,391
Andrew Hull	47,500	5,891	53,391
Janet Grove(4)	18,750	11,782	30,532
Bryan Baldasare(5)	7,500	11,782	19,282
Catherine Sazdanoff(6)	31,000	0	31,000

____________

Notes:

(1)      The amounts reported represent the aggregate grant date fair value of the stock options granted, computed in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received upon the exercise of the stock options or any sale of the underlying common shares. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

(2)      Dr. Garner will not stand for re-election.

(3)      Mr. Cutler resigned from the Board effective August 8, 2022.

(4)      Ms. Grove joined the Board in February 2022.

(5)      Mr. Baldasare joined the Board in May 2022.

(6)      Ms. Sazdanoff resigned from the Board effective February 11, 2022 and had no stock options as at June 30, 2022.

Outstanding Option-Based and Share-Based Awards

The following table sets out the option-based and Share-based awards outstanding as at June 30, 2022 for the directors:

		Option-based awards(2)			Share-based awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options(1) ($)	Number of Shares that have not vested (#)	Market or payout value of Share-based awards that have not vested ($)	Market or payout value of vested Share-based awards not paid out or distributed ($)
William J. Garner	42	320	Jan. 14, 2024	—	—	—	—
	42	160	Jan. 11, 2025	—	—	—	—
	280	75	Dec 15, 2025	—	—	—	—
	280	33	Dec 28, 2026	—	280	—	—
Adam Cutler	42	320	Jan. 14, 2024	—	—	—	—
	42	160	Jan. 11, 2025	—	—	—	—
	280	75	Dec 15, 2025	—	—	—	—
	280	33	Dec 28, 2026	—	280	—	—
Andrew Hull	42	320	Jan. 14, 2024	—	—	—	—
	42	160	Jan. 11, 2025	—	—	—	—
	280	75	Dec 15, 2025	—	—	—	—
	280	33	Dec 28, 2026	—	280	—	—
Janet Grove	560	28	Feb, 17, 2027	—	498	—	—
Bryan Baldasare	560	20	May, 16, 2027	—	544	—	—

____________

Notes:

(1)      The value of unexercised in-the-money options is calculated as the excess, if any, of the product of the difference between the June 30, 2022 closing price on the Nasdaq of $11.76 per Common Share less the option exercise price multiplied by the number of securities underlying the unexercised options.

(2)      These figures have been adjusted to reflect the consolidation of the Company completed on September 7, 2022, whereby the Company consolidated its issued and outstanding share capital on the basis of one (1) post-consolidation share for each twenty five (25) pre-consolidation common shares of the Company previously held.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth equity compensation plan information as of June 30, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options(3)	Weighted- average exercise price of outstanding options(3)	Number of securities remaining available for future issuance under equity compensation plans(2)(3)
Equity compensation plans approved by security holders(1)	55,603	$128.59	18,163
Equity compensation plans not approved by security holders	—	—	—
Total	55,603	$128.59	18,163

____________

Notes:

(1)      Consists of the Company’s Option Plan.

(2)      The maximum number of Shares issuable under the Option Plan is limited to 20% of the total number of Shares issued and outstanding from time to time. Based upon 650,667 shares issued and outstanding as at June 30, 2022, the maximum number of securities remaining available for future issuance under equity compensation plans was 18,163. The figures in this column are based on the Company’s Form S-8 filed with the Securities and Exchange Commission on October 18, 2021 which allows for a maximum of 73,766 common shares to be registered pursuant to exercise of options granted under the Option Plan.

(3)      These figures have been adjusted to reflect the consolidation of the Company completed on September 7, 2022, whereby the Company consolidated its issued and outstanding share capital on the basis of one (1) post-consolidation share for each twenty five (25) pre-consolidation common shares of the Company previously held.

The following table provides the annual burn rate associated with the Company’s Option Plan for each of the Company’s three most recent fiscal years:

Fiscal year	Number of stock options granted under the Option Plan(1)	Weighted- average number of Shares outstanding(2)	Annual burn rate(3)
2022	31,160	560,829	5.56%
2021	14,450	268,793	5.38%
2020	2,109	208,828	1.01%

____________

Notes:

(1)      Corresponds to the number of stock options granted under the Option Plan in the applicable fiscal year.

(2)      The weighted average number of Shares issued and outstanding during the period corresponds to the number of Shares issued and outstanding at the beginning of the period, adjusted by the number of Shares issued during the period multiplied by a time-weighting factor.

(3)      The annual burn rate percent corresponds to the number of stock options granted under the Option Plan divided by the weighted average number of Shares outstanding.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this Information Circular, no current or former director, executive officer or employee of the Company or any of its subsidiaries is indebted to the Company or any of its subsidiaries in relation to a purchase of securities or otherwise, or to another entity where the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of management of the Company, no informed person (as defined in National Instrument 51-102) or any associate or affiliate of any such informed person had any material interest, direct or indirect, in any transaction or proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries since the beginning of the most recently completed financial year, other than as set out herein or in the notes to the Company’s most recent audited annual and interim financial statements, which have been filed on SEDAR and are available at www.sedar.com.

Directors’ and Officers’ Liability Insurance

The Company’s directors and officers are covered by directors’ and officers’ liability insurance. Under this insurance coverage, the Company will be reimbursed for insured claims where payments have been made under indemnity provisions on behalf of the directors and officers, subject to a deductible for each loss, which will be paid by us. Individual directors and officers of the Company will also be reimbursed for insured claims arising during the performance of their duties for which they are not indemnified by the Company. Excluded from insurance coverage are illegal acts, acts which result in personal profit and certain other acts.

STATEMENT OF CORPORATE GOVERNANCE

Pursuant to National Instrument 58-101 — Disclosure of Corporate Governance Practices, disclosure of the Company’s governance system is attached to this Information Circular as Schedule A.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by InMed under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent InMed specifically incorporates this Report by reference therein.

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Capital Market and Canadian securities regulations, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the Company’s financial reporting process, compliance with legal and regulatory requirements and the Company’s internal and external audit processes. This committee’s role and responsibilities are set forth in the charter adopted by the Board, which is available on the Company’s website at https://investors.inmedpharma.com/corporate-governance. This committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2022, the Audit Committee took the following actions:

•        Reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2022 with management and KPMG LLP, the Company’s independent registered public accounting firm;

•        Discussed with KPMG LLP the matters required to be discussed in accordance with Auditing Standard No. 1301-Communications with Audit Committees; and

•        Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee. In addition, the Audit Committee discussed with KPMG LLP their independence. The Audit Committee also considered areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for filing with the SEC.

Audit Committee of the Board
Bryan Baldasare
Andrew Hull
Nicole Lemerond

PROPOSAL 3: APPOINTMENT OF AUDITOR

At the Meeting, the shareholders will be called upon to re-appoint KPMG LLP (“KPMG”), as the auditor and independent registered public accounting firm of the Company, to hold office until the next annual general meeting of shareholders at remuneration to be fixed by the Board. KPMG has been the auditor of the Company since 2017 and audited the financial statements of the Company for the fiscal years ended June 30, 2017 to 2022.

In deciding to appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending June 30, 2022.

Representatives of KPMG LLP are not expected to be present at the Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from Shareholders.

The following tables set forth the aggregate fees billed to the Company by KPMG for professional services in fiscal years 2021 and 2022:

	2021 ($)	2022 ($)
Audit Fees(2)	234,942	303,438
Tax Fees(3)	11,069	18,650
Audit Related Fees	—	—
All Other Fees	—	—
Total	246,011	322,088

____________

(1)      The dollar amounts shown in these columns have been converted from Canadian dollars to U.S. dollars. For 2022, the U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7901 which was the average Bank of Canada foreign exchange rate for the 2022 fiscal year. For 2021, the U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7807 which was the average Bank of Canada foreign exchange rate for the 2021 fiscal year.

(2)      “Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(3)      “Tax Fees” include fees for tax compliance and tax advisory services.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC and applicable Canadian securities laws, subsequently) all non-audit and tax services to be performed by the independent auditor that are not otherwise prohibited by law or regulation and any associated fees. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve permissible non-audit and tax services, as long as the preapproved services are presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee may, in accordance with applicable law, adopt specific policies and procedures for the engagement of the independent auditor for non-audit services, provided that the pre-approval policies and procedures are detailed as to the particular service, the Audit Committee is informed of each non-audit service, and the procedures do not include delegation of the Audit Committee’s responsibilities to management. In considering whether to pre-approve any non-audit services, the Audit Committee or its delegates shall consider whether the provision of such services is compatible with maintaining the independence of the auditor. During fiscal years 2022 and 2021 all services billed by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

The Board unanimously recommends that the shareholders of the Company appoint KPMG as auditor and independent registered public accounting firm for the Company and that their remuneration be fixed by the Board.

Unless instructions are given to abstain from voting with regard to the appointment of the Auditor, it is the intention of management nominees to vote “FOR” the appointment of KPMG as auditor of the Company for the current fiscal year.

MANAGEMENT CONTRACTS

There are no management functions of the Company which are to any substantial degree performed by an individual or company other than the directors or executive officers of the Company or a subsidiary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, certain officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Directors, certain officers and greater than 10% shareholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the Section 16(a) reports and all amendment thereto furnished to the Company during and with respect to the fiscal year ended June 30, 2022, and written representation that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, certain officers and greater than 10% beneficial owners were timely complied with.

OTHER MATTERS

The Directors know of no matters to come before the Meeting other than those referred to in the Notice of Annual Meeting accompanying this Information Circular. However, if any other matters properly come before the Meeting, it is the intention of the Director representatives named in the Form of Proxy accompanying this Information Circular to vote the same in accordance with their best judgment of such matters.

ADDITIONAL INFORMATION

Information contained herein is given as of October 24, 2022, except as otherwise noted. If any matters which are not now known should properly come before the Meeting, the accompanying form of proxy will be voted on such matters in accordance with the best judgment of the person voting it.

Additional financial information is provided in the Company’s audited consolidated financial statements and management’s discussion and analysis for the Company’s most recently completed financial year. A copy of the Company’s financial statements and management’s discussion and analysis is available, free of charge, upon written request to the Chief Financial Officer of InMed Pharmaceuticals Inc., Suite 310 – 815 West Hastings St., Vancouver, British Columbia V6C 1B4. Additional information relating to the Company is also available on http://www.sedar.com under the Company’s profile, through our website at https://investors.inmedpharma.com/investor-relations and through the SEC at http://www.sec.gov. Our website and information contained therein or incorporated therein is not intended to be incorporated into this Information Circular.

Householding of Proxy Materials

The SEC permits a single set of notices, annual reports, and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one notice, annual report, and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any beneficial shareholder residing at an address of which two or more shareholders reside wishes to receive a separate notice, annual report, or proxy statement in the future, or if any beneficial shareholder that elected to continue to receive separate notice, annual reports, or proxy statements wishes to receive a single notice, annual report, or proxy statement in the future, that shareholder should contact his or her broker or send a request to our Secretary at our principal executive offices, Suite 310 – 815 West Hastings St., Vancouver, British Columbia V6C 1B4, Canada; Telephone: (604) 669-7207. The Company will deliver, promptly upon written or oral request to our Secretary, a separate copy of the notice, the annual report, and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

APPROVAL OF INFORMATION CIRCULAR

The contents and mailing to Shareholders of this Information Circular have been approved by the Board.

(signed) Eric A. Adams
President & CEO
Vancouver, British Columbia
October 24, 2022

Schedule A

Statement of Corporate Governance Practices

Unless the context otherwise requires, references to the Company in this Schedule A include the Company and its direct and indirect subsidiaries. Five of the six current directors are “independent” as defined under National Instrument 58-101 — Disclosure of Corporate Governance Practices. The Directors have established an audit committee (“Audit Committee”) and a compensation committee (the “Compensation Committee”) consisting of independent directors and a nominating and governance committee (“Nominating and Governance Committee”) consisting of all five of the Directors not including the CEO who is not independent.

The Directors and the Board consider good governance to be central to the effective and efficient operation of the Company and are committed to reviewing and adapting their governance practices so that they meet the Company’s changing needs and to ensure compliance with regulatory requirements.

CORPORATE GOVERNANCE DISCLOSURE REQUIREMENT	OUR CORPORATE GOVERNANCE PRACTICES
1. Directors/Board
(a) Disclose the identity of directors who are independent.	Catherine Sazdanoff, Adam Cutler, William J. Garner, Janet Grove, Bryan Baldasare, Nicole Lemerond, and Andrew Hull are independent directors.
(b) Disclose the identity of directors who are not independent and describe the basis for that determination.

Eric A. Adams is not an independent director as that term is defined under National Instrument 58-101 — Disclosure of Corporate Governance Practices.

Mr. Adams is not independent as he is Chief Executive Officer (“CEO”) of the Company.

(c)     Disclose whether or not a majority of directors are independent. If a majority of directors are not independent, describe what the Board does to facilitate its exercise of independent judgement in carrying out its responsibilities.

A majority of the Directors are independent.

(d)    If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

None of the Directors is presently a director of another reporting issuer except as follows:

William J. Garner is a director of Race Oncology Limited (ASX:RAC); and

Director of GeoVax Labs, August 2022 to present (NASDAQ: GOVX).

(e)     Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year. If the independent directors do not hold such meetings, describe what the Board does to facilitate open and candid discussion among its independent directors.

The majority of Directors are independent. Members of management may be excluded from a portion of each regularly scheduled meeting of the Board, as required. Meetings where non-independent directors are not in attendance may be held as required by the Board. This is considered appropriate given the Company’s overall governance, and in particular, the majority of the Directors being independent. Examples of Board and Compensation Committee meetings with only Independent Board members included at holding nine in camera sessions during Board meetings, four in camera sessions during Audit Committee meetings, three in camera sessions during Compensation Committee meetings and three in camera sessions during Nominating and Governance Committee meetings.

CORPORATE GOVERNANCE DISCLOSURE REQUIREMENT	OUR CORPORATE GOVERNANCE PRACTICES

(f)     Disclose whether or not the chair of the Board is an independent director. If the Board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the Board has neither a chair that is independent nor a lead director that is independent, describe what the Board does to provide leadership for its independent directors.

Dr. Garner is currently the Chair of the Board and is an independent director.

The Chair of the Board is responsible for, among other things, providing leadership to the Board, coordinating with the CEO to ensure that management strategy, plans and performance are appropriately represented to the Board, Shareholders, and other stakeholders as appropriate, assisting the Directors in reviewing and monitoring the aims, strategy, policy and directions of the Company and the achievement of its objectives, among other duties.

The role and responsibilities for the Chair of the Board are set forth in written position descriptions, supplemented from time to time, the current versions of which are available on the Company’s website at www.inmedpharma.com.

(g) Disclose the attendance record of each director for all Board meetings held since the beginning of the issuer’s most recently completed financial year.	The following attendance records relate to meetings of the Board and the committees thereof held during the most recently completed financial year of the Company.
	William Garner	8/9
	Catherine Sazdanoff	2/2
	Adam Cutler	9/9
	Eric A. Adams	9/9
	Andrew Hull	9/9
	Janet Grove	7/7
	Bryan Baldasare	3/3
Meetings of the Audit Committee:
	Adam Cutler	4/4
	Catherine Sazdanoff	2/3
	Andrew Hull	4/4
	William Garner	1/1
Meetings of the Compensation Committee:
	Andrew Hull	4/4
	William Garner	2/4
	Catherine Sazdanoff	2/3
	Janet Grove	1/1
Meetings of the Nominating and Governance Committee:
	William Garner	2/4
	Catherine Sazdanoff	2/3
	Adam Cutler	4/4
	Andrew Hull	4/4
	Janet Grove	1/1
2. Board Mandate
Disclose the text of the Board’s written mandate. If the Board does not have a written mandate, describe how the Board delineates its role and responsibilities.	The text of the mandate of the Directors (called “Terms of Reference for the Board of Directors”) is attached as Schedule B to this Information Circular.

CORPORATE GOVERNANCE DISCLOSURE REQUIREMENT	OUR CORPORATE GOVERNANCE PRACTICES
3. Position Descriptions

(a)     Disclose whether or not the Board has developed written position descriptions for the chair and the chair of each Board committee. If the Board has not developed written position descriptions for the chair and/or the chair of each Board committee, briefly describe how the Board delineates the role and responsibilities of each such position.

The Board has developed written position descriptions for the Chair of the Board, and the mandate for each committee of the Board contains written position descriptions for the Chair of each committee.

(b)    Disclose whether or not the Board and CEO have developed a written position description for the CEO. If the Board and CEO have not developed such a position description, briefly describe how the Board delineates the role and responsibilities of the CEO.

The Board and the CEO have developed a written position description for the CEO.
4. Orientation and Continuing Education
(a) Briefly describe what measures the Board takes to orient new directors regarding:
(i) the role of the Board, its committees and its directors; and

New directors are provided with a Director’s Reference Manual which includes the terms of reference for the Board and its various committees, corporate policies, and other relevant material regarding the affairs of the Company. In addition, new directors are oriented to the role of the Board, its committees and its directors through discussions with management and the other directors.

(ii) the nature and operation of the issuer’s business.

The CEO reviews with the Board at each meeting the nature and operations of the business of the Company. Other members of senior management of the Company meet with and present to the Board regularly to review each of their specific areas of responsibility.

(b)    Briefly describe what measures, if any, the Board takes to provide continuing education for its directors. If the Board does not provide continuing education, describe how the Board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.

The Nominating and Governance Committee is responsible for coordinating continuing director development programs to enable the Directors to maintain or enhance their skills and abilities as directors as well as ensuring their knowledge and understanding of the Company and its business remains current. This not only encourages directors to stay abreast of emerging corporate governance topics but also broader topics such as accounting, finance, general business and human resource management. The Company will reimburse directors for all reasonable costs of attending director education programs. At meetings of the Audit Committee, the auditors may periodically review the emerging standards for corporate governance, and the Board meets with independent counsel to the Company to review the governance practices of the directors and the obligations of the Board. The Board has also worked with a third party expert on assessing Executive and Director compensation providing valuable learning to the Board.

CORPORATE GOVERNANCE DISCLOSURE REQUIREMENT	OUR CORPORATE GOVERNANCE PRACTICES
5. Ethical Business Conduct
(a) Disclose whether or not the Board has adopted a written code for the directors, officers and employees. If the Board has adopted a written code:	The Company has adopted a written code of corporate ethics and behaviour, the Code of Conduct (the “Code”) for the Company’s directors, officers and employees.
(i) disclose how a person or company may obtain a copy of the code;	The Code is available on the Company’s website at https://www.inmedpharma.com/about/corporate_governance/.
(ii) describe how the Board monitors compliance with its code, or if the Board does not monitor compliance, explain whether and how the Board satisfies itself regarding compliance with its code; and

A copy of the Code is provided to each of the directors, officers and employees of the Company, and each is requested to sign a certification that they have read the Code and that, to the best of his or her knowledge, information or belief, no breach of the Code has occurred except those instances reported by him or her for remedial action.

(iii)   provide a cross-reference to any material change report(s) filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.

No material change reports have been filed by the Company since the beginning of its most recently completed financial year that pertain to the conduct of a director, officer or senior employee that constitutes a departure from the Code.

(b)    Describe any steps the Board takes to ensure directors exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest.

A director is required to disclose to the Board information regarding any transaction or agreement in which a director or executive officer has a material interest and to abstain from voting on any matter in respect of such transaction or agreement. The Board may request the director to recuse themselves from the portion of any meeting at which such transaction or agreement is discussed. The Board has instigated an annual related party survey of each director.

(c) Describe any other steps the Board takes to encourage and promote a culture of ethical business conduct.

The Board encourages and promotes a culture of ethical business conduct and requires the CEO to conduct himself in a manner that exemplifies ethical business conduct. Each director is entitled to engage an outside advisor at the Company’s expense in appropriate circumstances.

6. Nomination of Directors
(a) Describe the process by which the Board identifies new candidates for Board nomination.

The Nominating and Governance Committee is mandated to identify new candidates for Board nomination. In making its recommendations, the Nominating and Governance Committee considers the competencies and skills that the Board should possess as a group. When new candidates for Board nomination are reviewed, the Nominating and Governance Committee considers criteria that include, but are not limited to, geographical representation, diversity (including gender diversity), disciplines, areas of expertise and other factors that the Nominating and Governance Committee views appropriate.

CORPORATE GOVERNANCE DISCLOSURE REQUIREMENT	OUR CORPORATE GOVERNANCE PRACTICES

(b)    Disclose whether or not the Board has a nominating committee composed entirely of independent directors. If the Board does not have a nominating committee composed entirely of independent directors, describe what steps the Board takes to encourage an objective nomination process.

The Nominating and Governance Committee, which has the mandate of a nominating committee, is composed of all four independent directors of the Company. The terms of reference of the Nominating and Governance Committee set out the powers and duties with respect to the nomination process.

(c) If the Board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.

Under its terms of reference, the Nominating and Governance Committee has the responsibility and power to, among other things, administer and make recommendations with respect to the overall approach for the Company and its subsidiaries on corporate governance issues. In addition, the Nominating and Governance Committee assists the Board in identifying nominees for election and re-election to the Board, filling vacancies among the directors and periodically reviews the effectiveness of the directors as a whole and individually and oversees compliance with the Code and the Company’s disclosure policy.

7. Compensation
(a) Describe the process by which the Board determines the compensation for the issuer’s directors and officers.

The Compensation Committee recommends to the Board the compensation for the directors with reference to market rates for such services. The Compensation Committee has the responsibility to review and recommend adjustments for compensation for directors as warranted in the future. Compensation for officers and other key employees is reviewed at least annually by the Compensation Committee of the Board with an assessment of the contributions of each officer to business results achieved and to market-based compensation for similar based positions.

For further details, see “Executive Compensation — Setting Executive Compensation” in this Information Circular.

(b)    Disclose whether or not the Board has a compensation committee composed entirely of independent directors. If the Board does not have a compensation committee composed entirely of independent directors, describe what steps the Board takes to ensure an objective process for determining such compensation.

The Compensation Committee is composed entirely of independent directors. The Chair of the committee is an independent director, is responsible for, among other things, setting the agenda for Compensation Committee Meetings, engaging independent consultants to assist the Compensation Committee in formulating effective compensation strategies and policies for the Company and has a casting vote.

(c) If the Board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.

Under its terms of reference, the Compensation Committee has the responsibility and power to review and make recommendations to the Board respecting the compensation of officers and other key employees.

For further details, see “Executive Compensation — Setting Executive Compensation” in this Information Circular.

8. Other Board Committees
If the Board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.	The Board has no other standing committee.

CORPORATE GOVERNANCE DISCLOSURE REQUIREMENT	OUR CORPORATE GOVERNANCE PRACTICES
9. Assessments

Disclose whether or not the Board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the Board satisfies itself that the Board, its committees, and its individual directors are performing effectively.

The Nominating and Governance Committee has the responsibility to ensure that a process is in place for the annual review of the performance of individual directors, the Board as a whole and the individual committees. During the year the Board completed a review of its assessment tools resulting in an amended assessment process. An assessment of the Board and its Committee’s was in progress as at October 24, 2022 utilizing the revised process.

10. Term Limits

Disclose whether or not the Company has adopted term limits for the directors on the Board or other mechanisms of Board renewal and, if so, include a description of those director term limits or other mechanisms of Board renewal. If the Company Partner has not adopted director term limits or other mechanisms of Board renewal, disclose why it has not done so.

The Company has not adopted term limits for the directors on the Board because the Board believes the imposition of arbitrary term limits may result in an effective director being disqualified and may discount the value of experience and continuity. The Nominating and Governance Committee is responsible for assessing the effectiveness of the Board and board renewal is one of the factors the Nominating and Governance Committee utilizes in its evaluation.

11. Policies Regarding the Representation of Women on the Board

Disclose whether the Company has adopted a written policy relating to the identification and nomination of women directors. If the Company has not adopted such a policy, disclose why it has not done so. If the Company has adopted such a policy, disclose the following in respect of the policy:

(i)     a short summary of its objectives and key provisions,

(ii)    the measures taken to ensure that the policy has been effectively implemented,

(iii)   annual and cumulative progress by the Company in achieving the objectives of the policy, and

(iv)   whether and, if so, how the Board or its Nominating and Governance Committee measures the effectiveness of the policy.

The Company has not yet adopted a written policy relating to diversity. The Company does not believe adopting set targets or a formal policy at this time would further enhance gender diversity efforts beyond the current recruitment and selection process carried out by the Nominating and Governance Committee. However, the Board believes diversity is an important factor to help promote better corporate governance and performance and effective decision-making by having a diverse range of views and considerations represented at the Board level. In considering directors for election to the Board, the Nominating and Governance Committee considers diversity criteria, with factors such as gender, ethnicity, age, religion, education, experience, geographical representation, and disability all being considered. Other factors that the Nominating and Governance Committee takes into consideration when considering the composition of the Board include the current strengths, skills and experience on the Board, any planned retirement dates and the strategic direction of the Company.

CORPORATE GOVERNANCE DISCLOSURE REQUIREMENT	OUR CORPORATE GOVERNANCE PRACTICES
12. Consideration of the Representation of Women in the Director Identification and Selection Process

Disclose whether and, if so, how the Board or Nominating and Governance Committee considers the level of representation of women on the Board in identifying and nominating candidates for election or re-election to the Board. If the Company does not consider the level of representation of women on the Board in identifying and nominating candidates for election or re-election to the Board, disclose the Company’s reasons for not doing so.

The Nominating and Governance Committee considers the diversity of the Board, including the level of representation of women, as one of the factors in identifying and nominating candidates for election or re-election to the Board. The other factors that the Nominating and Governance Committee considers include: the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; the competencies and skills that the Board considers each existing director to possess; the competencies and skills each new nominee will bring to the Board; the time and energy of the proposed nominee to devote to the role; and, the understanding by the proposed nominee of the nature of the business and operations of the Company.

13. Consideration Given to the Representation of Women in Executive Officer Appointments

Disclose whether and, if so, how the Company considers the level of representation of women in executive officer positions when making executive officer appointments. If the Company does not consider the level of representation of women in executive officer positions when making executive officer appointments, disclose the Company’s reasons for not doing so.

The Company considers diversity in its executive officer positions, including the level of representation of women, as one of the important factors in making executive officer appointments. The Company also considers the skills and experience necessary for the position.

14. The Company’s Targets Regarding the Representation of Women on the Board and in Executive Officer Positions
(a) Disclose whether the Company has adopted a target regarding women on the Board. If the Company has not adopted a target, disclose why it has not done so.

The Company has not adopted a target regarding women on the Board. Diversity, including gender diversity, is one of the important factors that the Nominating and Governance Committee considers in identifying and nominating candidates for election or re-election to the Board. The other factors that the Nominating and Governance Committee considers are described in part 12 above. The Nominating and Governance Committee believes all of these factors are relevant to ensure high functioning Board members and that establishing formal targets based solely upon gender may disqualify desirable director candidates.

(b) Disclose whether the Company has adopted a target regarding women in executive officer positions of the Company. If the Company has not adopted a target, disclose why it has not done so.

The Company has not adopted a target regarding women in executive officer positions of the Company. Diversity, including gender diversity, is one of the important factors that the Company considers in identifying executive officers. The other factors that the Company considers are described in part 13 above. The Company believes all of these factors are relevant to ensure that the most qualified executive officers are hired and retained, and that establishing targets based solely upon gender may disqualify desirable executive officer candidates.

CORPORATE GOVERNANCE DISCLOSURE REQUIREMENT	OUR CORPORATE GOVERNANCE PRACTICES
15. Number of Women on the Board and in Executive Officer Positions
(a) Disclose the number and proportion (in percentage terms) of directors on the Board who are women.	Two of the six current Directors of the Company are woman, representing 33% of the Board.
(b) Disclose the number and proportion (in percentage terms) of executive officers of the Company, including all subsidiaries of the Company, who are women.	Two of the current four executive officers of the Company are women, representing 50% of the Company’s executive officers.

SCHEDULE B

INMED PHARMACEUTICALS Inc.

(“InMed” or the “Company”)

terms of reference and guidelines for directors

A.          TERMS OF REFERENCE FOR THE BOARD OF DIRECTORS

1.           Purpose

(a)         These terms of reference are for the board of directors (the “Board”) of the Company.

(b)         The Board has the responsibility to oversee the conduct of the business of the Company and to supervise management, which is responsible for the day-to-day conduct of business. It is the overall responsibility of the Board that the Company meets its obligations on an ongoing basis and operates in a reliable and safe manner. In performing its functions, the Board also considers the legitimate interests that other stakeholders such as employees, suppliers, customers and communities may have in the Company. In supervising the conduct of business, the Board through the Chief Executive Officer (“CEO”) shall set the standards of conduct for the Company.

2.           Organization and Procedures

(a)         The Board is to be composed of a majority of individuals who are “independent” within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices, Rule 5605(a)(2) of the Nasdaq listing standards, as amended, and Rule 10C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and “non-employee” is defined in accordance with Rule 16b-3 of the Exchange Act. A director is independent if, in the opinion of the Board, he or she has no direct or indirect material relationship with the Company. A “material relationship” is a relationship, which could, in the opinion of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director.

(b)         The Board operates by delegating certain of its authorities, including spending authorizations, to management and by reserving certain powers to itself.

(c)         The Board retains the responsibility for managing its own affairs including by:

(i)          selecting its Chair;

(ii)         if the Chair is not independent, developing a procedure to provide leadership for its independent directors;

(iii)        nominating candidates for election to the Board, after considering the recommendations of the Nominating and Governance Committee;

(iv)        constituting committees of the Board;

(v)         determining director compensation; and

(vi)        holding regularly scheduled meetings at which members of management are not in attendance.

(d)         Subject to the Articles of the Company and the Business Corporations Act (British Columbia), the Board may constitute, seek the advice of and delegate powers, duties and responsibilities to committees of the Board.

3.           Duties and Responsibilities

(a)         Selection of Management.    With respect to the selection of management:

(i)          the independent, non-employee members of the Board have the responsibility: (i) to appoint and replace the CEO; (ii) to monitor the CEO’s performance; (iii) to approve the CEO’s compensation; (iv) to provide advice and counsel in the execution of the CEO’s duties; and (v) to the extent feasible, to satisfy itself as to the integrity of the CEO and other executive officers in order to create a culture of integrity throughout the organization;

(ii)         acting upon the advice of the CEO, and the recommendation of the Compensation Committee, the independent, non-employee members of the Board have the responsibility for approving the appointment and remuneration of all corporate officers; and

(iii)        the Board has the responsibility for ensuring that plans have been made for management succession for executive management, including appointing, training and monitoring senior management.

(b)         Orientation and Continuing Education.    With respect to orientation and continuing education:

(i)          the Board shall ensure that all new directors receive a comprehensive orientation. All new directors should fully understand the role of the Board and its committees, as well as the contribution individual directors are expected to make (including, in particular, the commitment of time and energy that the Board expects from its directors); and

(ii)         the Board shall provide continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure their knowledge and understanding of the business of the Company remains current.

(c)         Monitoring and Acting.    The Board has the responsibility:

(i)          for monitoring the progress of the Company towards its goals, and to revise and alter its direction through management in light of changing circumstances;

(ii)         for approving dividends by the Company to shareholders of the Company;

(iii)        for approving financing by the Company;

(iv)        for the identification of the principal risks of the business of the Company and taking all reasonable steps to ensure the implementation of appropriate systems to manage these risks;

(v)         for directing management to ensure systems are in place for the implementation and integrity of the internal control and management information systems of the Company; and

(vi)        for directing management to ensure appropriate disclosure controls and procedures are in place to enable information to be recorded, processed, summarized and reported within the time periods required by law.

(d)         Strategy Determination.    The Board has the responsibility:

(i)          to adopt a strategic planning process and approve, on at least an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the business of the Company;

(ii)         to review with management the mission of the business, as well as objectives and goals, and the strategy by which it proposes to reach those goals; and

(iii)        to review progress in respect to the achievement of the goals established in the strategic plans.

(e)         Policies and Procedures.    The Board has the responsibility:

(i)          to approve and monitor compliance with all significant policies and procedures by which the Company is operated; and

(ii)         to direct management to implement systems which are designed to ensure that the Company operates at all times within applicable laws and regulations, and to the highest ethical and moral standards.

(f)          Compliance Reporting and Corporate Communications.    The Board has the responsibility:

(i)          to ensure that the financial performance of the Company is adequately reported to shareholders and other security holders in order that the Company can meet its responsibilities to report the financial performance to shareholders of the Company and regulators on a timely and regular basis;

(ii)         to ensure that the financial results are reported fairly and in accordance with generally accepted accounting principles;

(iii)        to ensure that the Company has appropriate disclosure controls and procedures that enable information to be recorded, processed, summarized and reported within the time periods required by law;

(iv)        to ensure the timely reporting of any developments that are required to be disclosed by applicable law;

(v)         to provide information to enable the Company to report annually to shareholders of the Company on the stewardship of the directors of the Company for the preceding year; and

(vi)        to assist the directors of the Company to enable it to communicate effectively with shareholders of the Company, stakeholders and the public generally.

(g)         General Legal Obligations of the Board of Directors.    With respect to the general legal obligations of the Board:

(i)          The Board is responsible for directing management to ensure that legal requirements have been met, and that documents and records have been properly prepared, approved and maintained.

(ii)         The Business Corporations Act (British Columbia) identifies the following, among other things, as legal requirements for the Board and individual directors:

(A)        to manage the affairs and business of the Company including the relationships with the direct and indirect subsidiaries of the Company, their members or security holders, directors and officers;

(B)         to act honestly and in good faith with a view to the best interests of the Company;

(C)         to exercise the care, diligence and skill of a reasonably prudent person; and

(D)        in particular, the following matters must be considered by the Board as a whole:

(1)         to submit to the shareholders of the Company any question or matter requiring the approval of the shareholders;

(2)         to fill a vacancy among the directors or in the office of the auditor of the Company;

(3)         to issue securities except in the manner and on the terms authorized by the directors;

(4)         to declare dividends by the Company;

(5)         to purchase, redeem or otherwise acquire shares issued by the Company;

(6)         to pay a commission to any person in consideration of that person purchasing or agreeing to purchase shares or other securities of the Company or procuring or agreeing to procure purchasers for any such shares or other securities of the Company;

(7)         to approve a management proxy circular;

(8)         to approve a take-over bid circular or directors’ circular;

(9)         to approve any financial statements; and

(10)       to adopt, amend or repeal Articles of the Company.

B.          TERMS OF REFERENCE FOR A DIRECTOR

1.           Goals and Objectives

As a member of the Board, each of the directors shall:

(a)         fulfil the legal requirements and obligations of a director which includes a comprehensive understanding of the statutory and fiduciary roles;

(b)         represent the interests of all shareholders of the Company in the governance of the Company ensuring that the best interests of the Company are paramount; and

(c)         participate in the review and approval of the Company’s policies and strategy and in monitoring their implementation.

2.           Duties and Responsibilities

(a)         Board Activity.    As a member of the Board, each director shall:

(i)          exercise good judgment and act with integrity;

(ii)         use his or her abilities, experience and influence constructively;

(iii)        be an available resource to management and the Board;

(iv)        respect confidentiality;

(v)         advise the CEO and/or Chair when introducing significant and/or previously unknown information or material at a Board meeting;

(vi)        understand the difference between governing and managing, and not encroach on management’s area of responsibility;

(vii)       identify potential conflict areas — real or perceived — and ensure they are appropriately identified and reviewed;

(viii)      when appropriate, communicate with the Chair and CEO between meetings;

(ix)        demonstrate a willingness and availability for one on one consultation with the Chair and CEO;

(x)         evaluate the performance of the CEO and the Company; and

(xi)        assist the Company in meeting the long-term objectives of the Company.

(b)         Preparation and Attendance.    To enhance the effectiveness of Board and committee meetings, each director shall:

(i)          prepare for Board and committee meetings by reading reports and background materials prepared for each meeting;

(ii)         maintain an excellent Board and committee meeting attendance record;

(iii)        attend the annual shareholders meeting either in-person or remotely;

(iv)        have acquired adequate information necessary for decision making.

(c)         Communication.    Communication is fundamental to Board effectiveness and therefore each Board member shall:

(i)          participate fully and frankly in the deliberations and discussions of the Board;

(ii)         encourage free and open discussion of the affairs of the Company by the Board and its members;

(iii)        ask probing questions, in an appropriate manner and at proper times; and

(iv)        focus inquiries on issues related to strategy, policy, implementation and results rather than issues relating to the day to day management of the Company.

(d)         Independence.    Recognizing that the cohesiveness of the Board is an important element in its effectiveness, each director shall:

(i)          be a positive force with a demonstrated interest in the long-term success of the Company; and

(ii)         speak and act independently.

(e)         Board Interaction.    As a member of the Board, each director shall strive to establish an effective, independent and respected presence and a collegial relationship with other Board members.

(f)          Committee Work.    In order to assist Board committees in being effective and productive, each director shall:

(i)          participate on committees and become knowledgeable with the purpose and goals of the committee; and

(ii)         understand the process of committee work, and the role of management and staff supporting the committee.

(g)         Business, Corporate and Industry Knowledge.    Recognizing that decisions can only be made by well-informed Board members, each director shall:

(i)          become generally knowledgeable of the Company’s research and development, products, services and industry in which it operates;

(ii)         develop an understanding of the unique role of the Company within its various communities;

(iii)        maintain an understanding of the regulatory, legislative, business, social and political environments within which the Company operates;

(iv)        become acquainted with the officers of the Company;

(v)         remain knowledgeable about the Company’s facilities and visit them when appropriate; and

(vi)        be an effective ambassador and representative of the Company.

C.          ADMINISTRATIVE GUIDELINES FOR THE BOARD OF DIRECTORS

1.           The Board assumes the responsibility for the stewardship of the business of the Company. While, in law, the Board is called upon to manage the business, this is done by proxy through the CEO who is charged with the day-to-day leadership and management of the business of the Company.

2.           The Board has the authority and obligation to protect and enhance the assets of the Company in the interest of all shareholders. Although directors are elected to bring special expertise or a point of view to Board’s deliberations, the best interests of the business of the Company must be paramount at all times.

3.           Terms of reference for the Board, the Chair, committees and the CEO are annually reviewed by the Nominating and Governance Committee, or other committee where applicable, and any changes are recommended to the Board for approval.

4.           Every year the Board reviews and approves a long-range strategic plan and one-year operating and capital plans for the business of the Company.

5.           The Board has concluded that the appropriate size for the Board is five members.

6.           All directors stand for election every year.

7.           The Board does not believe that directors who retire from or otherwise change their current position responsibilities should necessarily retire from the Board. There should, however, be an opportunity for the Board, through the Nominating and Governance Committee, to review the appropriateness of continued Board membership.

8.           The Board believes there should be a majority of independent directors on the Board.

9.           The Board currently supports the concept of the separation of the role of Chair from that of the CEO. The Board is able to function independently of management when necessary and the Chair’s role is to effectively manage and provide leadership to the Board and to interface with the CEO.

10.         The Board will evaluate the performance of the CEO at least annually. The evaluation will be based on criteria that include the performance of the business of the Company, the accomplishment of long-term strategic objectives and other non-quantitative objectives established at the beginning of each year.

11.         The Chair of the Board, with the assistance of the CEO, will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda.

12.         The Board will meet at least four times per year and schedule meetings reasonably in advance.

13.         Materials will be delivered at least three days in advance of meetings for items to be acted upon. Presentations on specific subjects at director and Board meetings will only briefly summarize the material sent to directors so that discussion can be focused on issues relevant to the material.

14.         The Board encourages the CEO to bring employees into Board meetings who can provide additional insight into the items being discussed because of personal involvement in these areas, and/or employees whom represent future potential who the CEO wishes to bring to the attention of the Board.

15.         The Board is responsible, in fact as well as in procedure, for selecting candidates as directors or for Board membership. The Board delegates the screening process to the Nominating and Governance Committee.

16.         The Nominating and Governance Committee will annually assess the effectiveness of the Board and its committees.

17.         Committees established by the Board analyze in-depth policies and strategies, usually developed by management, which are consistent with their terms of reference. They examine proposals and where appropriate make recommendations to the full Board. Committees do not take action or make decisions on behalf of the Board unless specifically mandated to do so.

18.         From time to time the Board may create ad hoc committees to examine specific issues on behalf of the Board.

19.         Committee members and committee chairs are appointed by the directors and the Board respectively, and where possible, consideration is given to having directors rotate their committee assignments.

20.         Committees annually review their terms of reference and changes are recommended to the Board through the Nominating and Governance Committee for approval.

21.         Succession and management development plans will be reviewed by the Compensation Committee and reported annually by the CEO to the Board.

22.         The Board ensures new directors are appropriately introduced to the Company and the industry of the Company and that directors receive the necessary ongoing industry training and development.

23.         The Board shall regularly meet in executive session without management present, as required by Rule 5605(b)(2) of the Nasdaq listing standards.

24.         The Board and committees may engage separate independent counsel and/or advisors at the expense of the Company. An individual director may engage separate independent counsel and/or advisors at the expense of the Company in appropriate circumstances with the approval of the Chair.

25.         The Board may annually develop a calendar of activities or forward agenda to be undertaken by the Board for each ensuing year and review and approve same following each annual general meeting of shareholders.

26.         These Administrative Guidelines are reviewed and approved annually by the Board.

These Terms were adopted by the Board on April 22, 2020.

INMED PHARMACEUTICALS INC. 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Security Class Holder Account Number Form of Proxy - Annual General Meeting to be held on December 15, 2022 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 2:00 pm, PST, on December 13, 2022. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK To Vote Using the Telephone To Vote Using the Internet Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free Go to the following web site: www.investorvote.com Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder I/We being holder(s) of securities of InMed Pharmaceuticals Inc. (the “Company”) hereby appoint: Eric A. Adams, or failing this person, Michael Woudenberg (the “Management Nominees”) OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of the Company that will be deemed to be held at 510 W Georgia St, Suite 1800, Vancouver, BC V6B 0M3 on December 15, 2022 at 2:00 pm, PST and at any adjournment or postponement thereof. However, the Meeting will be held in virtual only format, which will be conducted via telephone conference with no in-person attendance permitted. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. Election of Directors For Withhold Eric A. Adams Andrew Hull Janet Grove Bryan Baldasare Nicole Lemerond For Withhold 2. Appointment of Auditor To appoint KPMG LLP as the auditor/independent registered public accounting firm of the Company for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditor. Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. Signature(s) Date Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. M E X Q 3 4 7 0 2 7 A R 1